                                                                     EXHIBIT 4.8




                           APRIA HEALTHCARE GROUP INC.


                                    AS ISSUER


                                       AND


                    THE SUBSIDIARY GUARANTORS PARTIES HERETO


                                       AND


                             -----------------------


                                   AS TRUSTEE




                           ---------------------------

                                    INDENTURE

                        Dated as of ______________, 1998


                           ---------------------------



                                   $51,779,000


                     10% CONVERTIBLE SUBORDINATED DEBENTURES


                           DUE ________________, 2004

                             CROSS REFERENCE TABLE*

  TIA                                                                                           Indenture
Section                                                                                          Section
-------                                                                                          -------

310(a)(1).....................................................................................   6.8
     (a)(2)...................................................................................   6.8
     (a)(3)...................................................................................   N.A.**
     (a)(4)...................................................................................   N.A.
     (a)(5)...................................................................................   6.8
     (b)......................................................................................   6.9; 6.10; 6.13
     (c)......................................................................................   N.A.

311(a)........................................................................................   6.14
     (b)......................................................................................   6.14
     (c)......................................................................................   N.A.

312(a)........................................................................................   8.1; 8.2(a)
     (b)......................................................................................   8.2(b)
     (c)......................................................................................   8.2(b)

313(a)........................................................................................   8.4
     (b)(1)...................................................................................   N.A.
     (b)(2)...................................................................................   8.4
     (c)......................................................................................   1.6; 8.4
     (d)......................................................................................   8.4

314(a)........................................................................................   1.6; 12.6(a); 12.8
     (b)......................................................................................   N.A.
     (c)(1)...................................................................................   1.2(a)
     (c)(2)...................................................................................   1.2(a)
     (c)(3)...................................................................................   N.A.
     (d)......................................................................................   N.A.
     (e)......................................................................................   1.2(b)
     (f)......................................................................................   N.A.

315(a)........................................................................................   6.1(b)
     (b)......................................................................................   1.6; 6.2
     (c)......................................................................................   6.1(a)
     (d)......................................................................................   6.1(c)
     (e)......................................................................................   5.11

316(a)(last sentence).........................................................................   1.1(definition of
                                                                                                 "Outstanding")
     (a)(1)(A)................................................................................   5.5
     (a)(1)(B)................................................................................   5.4

     (a)(2)...................................................................................   N.A.
     (b)......................................................................................   5.7

317(a)(1).....................................................................................   5.8
     (a)(2)...................................................................................   5.9
     (b)......................................................................................   3.6

318(a)........................................................................................   1.13

* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**  "N.A." shall mean Not Applicable.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I                DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..................................1

                         SECTION 1.1           DEFINITIONS........................................................1
                         SECTION 1.2           COMPLIANCE CERTIFICATES AND OPINIONS..............................15
                         SECTION 1.3           FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE........................16
                         SECTION 1.4           ACTS OF HOLDERS OF SECURITIES.....................................16
                         SECTION 1.5           NOTICES, ETC......................................................18
                         SECTION 1.6           NOTICE TO HOLDERS OF SECURITIES; WAIVER...........................19
                         SECTION 1.7           EFFECT OF HEADINGS AND TABLE OF CONTENTS..........................19
                         SECTION 1.8           SUCCESSORS AND ASSIGNS............................................19
                         SECTION 1.9           SEPARABILITY CLAUSE...............................................19
                         SECTION 1.10          BENEFITS OF INDENTURE.............................................19
                         SECTION 1.11          GOVERNING LAW.....................................................20
                         SECTION 1.12          LEGAL HOLIDAYS....................................................20
                         SECTION 1.13          CONFLICT WITH TIA.................................................20
                         SECTION 1.14          COUNTERPARTS......................................................20

ARTICLE II               SECURITY FORMS..........................................................................20

                         SECTION 2.1           FORMS GENERALLY...................................................20
                         SECTION 2.2           FORM OF FACE OF SECURITY..........................................22
                         SECTION 2.3           FORM OF REVERSE OF SECURITY.......................................23
                         SECTION 2.4           FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION...................29

ARTICLE III              THE SECURITIES..........................................................................29

                         SECTION 3.1           TITLE AND TERMS...................................................29
                         SECTION 3.2           DENOMINATIONS.....................................................30
                         SECTION 3.3           EXECUTION, AUTHENTICATION, DELIVERY AND DATING....................30
                         SECTION 3.4           TEMPORARY SECURITIES..............................................31
                         SECTION  3.5          REGISTRAR, PAYING AGENT AND CONVERSION AGENT......................31
                         SECTION  3.6          PAYING AGENT TO HOLD MONEY IN TRUST...............................32


                         SECTION  3.7          REGISTRATION OF TRANSFER AND EXCHANGE.............................32
                         SECTION 3.8           MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES...................33
                         SECTION 3.9           PAYMENT OF INTEREST, INTEREST RIGHTS PRESERVED....................33
                         SECTION 3.10          PERSONS DEEMED OWNERS.............................................35
                         SECTION 3.11          CANCELLATION......................................................35
                         SECTION 3.12          COMPUTATION OF INTEREST...........................................35
                         SECTION 3.13          CUSIP NUMBERS.....................................................35

ARTICLE IV               SATISFACTION AND DISCHARGE..............................................................36

                         SECTION 4.1           SATISFACTION AND DISCHARGE OF INDENTURE...........................36
                         SECTION 4.2           APPLICATION OF TRUST MONEY........................................37

ARTICLE V                REMEDIES................................................................................37

                         SECTION 5.1           EVENTS OF DEFAULT.................................................37
                         SECTION 5.2           ACCELERATION......................................................39
                         SECTION 5.3           OTHER REMEDIES....................................................40
                         SECTION 5.4           WAIVER OF PAST DEFAULTS...........................................40
                         SECTION 5.5           CONTROL BY MAJORITY...............................................40
                         SECTION 5.6           LIMITATION ON SUITS...............................................40
                         SECTION 5.7           RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT...............41
                         SECTION 5.8           COLLECTION SUIT BY TRUSTEE........................................41
                         SECTION 5.9           TRUSTEE MAY FILE PROOFS OF CLAIM..................................41
                         SECTION 5.10          PRIORITIES........................................................42
                         SECTION 5.11          UNDERTAKING FOR COSTS.............................................42
                         SECTION 5.12          EVENT OF DEFAULT FROM WILLFUL ACTION..............................42

ARTICLE VI               THE TRUSTEE.............................................................................43

                         SECTION 6.1           CERTAIN DUTIES AND RESPONSIBILITIES...............................43
                         SECTION 6.2           NOTICE OF DEFAULTS................................................44
                         SECTION 6.3           CERTAIN RIGHTS OF TRUSTEE.........................................44
                         SECTION 6.4           NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES............45
                         SECTION 6.5           MAY HOLD SECURITIES, ACT AS TRUSTEE UNDER OTHER INDENTURES........45
                         SECTION 6.6           MONEY HELD IN TRUST...............................................46
                         SECTION 6.7           COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR
                                               CLAIMS............................................................46

                         SECTION 6.8           CORPORATE TRUSTEE REQUIRED; ELIGIBILITY...........................47
                         SECTION 6.9           RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.................47
                         SECTION 6.10          ACCEPTANCE OF APPOINTMENT BY SUCCESSOR............................48
                         SECTION 6.11          MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                                               BUSINESS..........................................................48
                         SECTION 6.12          AUTHENTICATING AGENT..............................................49
                         SECTION 6.13          DISQUALIFICATION; CONFLICTING INTERESTS...........................50
                         SECTION 6.14          PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.............50

ARTICLE VII              LEGAL DEFEASANCE AND COVENANT DEFEASANCE................................................50

                         SECTION 7.1           OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE..........50
                         SECTION 7.2           LEGAL DEFEASANCE AND DISCHARGE....................................51
                         SECTION 7.3           COVENANT DEFEASANCE...............................................51
                         SECTION 7.4           CONDITIONS TO LEGAL OR COVENANT DEFEASANCE........................52
                         SECTION 7.5           DEPOSITED U.S. LEGAL TENDER AND U.S. GOVERNMENT
                                               OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                                               PROVISIONS........................................................53
                         SECTION 7.6           REPAYMENT TO THE COMPANY..........................................53
                         SECTION 7.7           REINSTATEMENT.....................................................54

ARTICLE VIII             HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY.......................................54

                         SECTION 8.1           COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.........54
                         SECTION 8.2           PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS............55
                         SECTION 8.3           REPORTS BY THE COMPANY............................................55
                         SECTION 8.4           REPORTS BY TRUSTEE TO HOLDERS.....................................55

ARTICLE IX               CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE....................................55

                         SECTION 9.1           COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS..............55
                         SECTION 9.2           SUCCESSOR SUBSTITUTED.............................................56

ARTICLE X                AMENDMENTS, SUPPLEMENTS AND WAIVERS.....................................................56

                         SECTION 10.1          WITHOUT CONSENT OF HOLDERS........................................56
                         SECTION 10.2          WITH CONSENT OF HOLDERS...........................................57
                         SECTION 10.3          COMPLIANCE WITH TIA...............................................59
                         SECTION 10.4          REVOCATION AND EFFECT OF CONSENTS.................................59
                         SECTION 10.5          NOTATION ON OR EXCHANGE OF NOTES..................................59
                         SECTION 10.6          TRUSTEE TO SIGN AMENDMENTS, ETC...................................60

ARTICLE XI               MEETINGS OF HOLDERS OF SECURITIES.......................................................60

                         SECTION 11.1          PURPOSES FOR WHICH MEETINGS MAY BE CALLED.........................60
                         SECTION 11.2          CALL, NOTICE AND PLACE OF MEETINGS................................60
                         SECTION 11.3          PERSONS ENTITLED TO VOTE AT MEETINGS..............................60
                         SECTION 11.4          QUORUM; ACTION....................................................61
                         SECTION 11.5          DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF
                                               MEETINGS..........................................................61
                         SECTION 11.6          COUNTING VOTES AND RECORDING ACTION OF MEETINGS...................62

ARTICLE XII              COVENANTS...............................................................................63

                         SECTION 12.1          PAYMENT OF PRINCIPAL AND INTEREST.................................63
                         SECTION 12.2          MAINTENANCE OF OFFICE OR AGENCY...................................63
                         SECTION 12.3          CORPORATE EXISTENCE...............................................63
                         SECTION 12.4          PAYMENT OF TAXES AND OTHER CLAIMS.................................63
                         SECTION 12.5          MAINTENANCE OF PROPERTIES AND INSURANCE...........................64
                         SECTION 12.6          COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.........................64
                         SECTION 12.7          COMPLIANCE WITH LAWS..............................................65
                         SECTION 12.8          COMMISSION REPORTS................................................65
                         SECTION 12.9          WAIVER OF CERTAIN COVENANTS.......................................66
                         SECTION 12.10         GUARANTEES BY SUBSIDIARIES........................................66
                         SECTION 12.11         LIMITATION ON CHANGE OF CONTROL...................................66

ARTICLE XIII             REDEMPTION OF SECURITIES................................................................68

                         SECTION 13.1          RIGHT OF REDEMPTION...............................................68
                         SECTION 13.2          APPLICABILITY OF ARTICLE..........................................68
                         SECTION 13.3          ELECTION TO REDEEM; NOTICE TO TRUSTEE.............................68

                         SECTION 13.4          SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.................68
                         SECTION 13.5          NOTICE OF REDEMPTION..............................................69
                         SECTION 13.6          DEPOSIT OF REDEMPTION ON PRICE....................................69
                         SECTION 13.7          SECURITIES PAYABLE ON REDEMPTION DATE.............................70

ARTICLE XIV              CONVERSION OF SECURITIES................................................................70

                         SECTION 14.1          CONVERSION PRIVILEGE AND CONVERSION RATE..........................70
                         SECTION 14.2          EXERCISE OF CONVERSION PRIVILEGE..................................71
                         SECTION 14.3          FRACTIONS OF SHARES OF COMMON STOCK...............................73
                         SECTION 14.4          ADJUSTMENT OF CONVERSION RATE.....................................73
                         SECTION 14.5          NOTICE OF ADJUSTMENTS OF CONVERSION RATE..........................77
                         SECTION 14.6          NOTICE OF CERTAIN CORPORATE ACTION................................78
                         SECTION 14.7          COMPANY TO RESERVE COMMON STOCK...................................79
                         SECTION 14.8          TAXES ON CONVERSIONS..............................................79
                         SECTION 14.9          COVENANT AS TO COMMON STOCK.......................................79
                         SECTION 14.10         CANCELLATION OF CONVERTED SECURITIES..............................79
                         SECTION 14.11         PROVISION IN CASE OF CONSOLIDATION, MERGER OR CONVEYANCE
                                               OF ASSETS.........................................................80
                         SECTION 14.12         RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS...............81

ARTICLE XV               SUBORDINATION OF THE SECURITIES.........................................................81

                         SECTION 15.1          SUBORDINATED OBLIGATIONS SUBORDINATED TO SENIOR DEBT..............81
                         SECTION 15.2          NO PAYMENT ON SUBORDINATED OBLIGATIONS IN CERTAIN
                                               CIRCUMSTANCES.....................................................82
                         SECTION 15.3          SUBORDINATED OBLIGATIONS SUBORDINATED TO PRIOR PAYMENT OF
                                               ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR
                                               REORGANIZATION OF THE COMPANY.....................................83
                         SECTION 15.4          HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR
                                               DEBT..............................................................84
                         SECTION 15.5          OBLIGATIONS OF COMPANY UNCONDITIONAL..............................84

                         SECTION 15.6          TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN
                                               ABSENCE OF NOTICE.................................................85
                         SECTION 15.7          APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT................85
                         SECTION 15.8          SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF
                                               THE COMPANY OR HOLDERS OF SENIOR DEBT.............................86
                         SECTION 15.9          HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
                                               SECURITIES........................................................87
                         SECTION 15.10         ARTICLE XV NOT TO PREVENT EVENTS OF DEFAULT.......................87
                         SECTION 15.11         NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR DEBT............87

ARTICLE XVI              SENIOR SUBORDINATED GUARANTEE OF SECURITIES.............................................87

                         SECTION 16.1          UNCONDITIONAL GUARANTEE...........................................87
                         SECTION 16.2          SEVERABILITY......................................................88
                         SECTION 16.3          RELEASE OF A SUBSIDIARY GUARANTOR.................................88
                         SECTION 16.4          LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY....................89
                         SECTION 16.5          SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN
                                               TERMS.............................................................89
                         SECTION 16.6          CONTRIBUTION......................................................90
                         SECTION 16.7          WAIVER OF SUBROGATION.............................................90
                         SECTION 16.8          EXECUTION OF GUARANTEE............................................91

ARTICLE XVII             SUBORDINATION OF THE GUARANTEES.........................................................91

                         SECTION 17.1          GUARANTOR SUBORDINATED OBLIGATIONS SUBORDINATED TO
                                               GUARANTOR SENIOR DEBT.............................................91
                         SECTION 17.2          NO PAYMENT ON GUARANTOR SUBORDINATED OBLIGATIONS IN
                                               CERTAIN CIRCUMSTANCES.............................................92
                         SECTION 17.3          GUARANTOR SUBORDINATED OBLIGATIONS SUBORDINATED TO PRIOR
                                               PAYMENT OF ALL GUARANTOR SENIOR DEBT ON DISSOLUTION,
                                               LIQUIDATION OR REORGANIZATION OF ANY SUBSIDIARY GUARANTOR.........93
                         SECTION 17.4          HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF GUARANTOR
                                               SENIOR DEBT.......................................................94

                         SECTION 17.5          OBLIGATIONS OF SUBSIDIARY GUARANTORS UNCONDITIONAL................95
                         SECTION 17.6          TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN
                                               ABSENCE OF NOTICE.................................................95
                         SECTION 17.7          SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF
                                               THE SUBSIDIARY GUARANTORS OR HOLDERS OF GUARANTOR SENIOR
                                               DEBT..............................................................96
                         SECTION 17.8          HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
                                               GUARANTEES........................................................97
                         SECTION 17.9          ARTICLE XVII NOT TO PREVENT EVENTS OF DEFAULT.....................97
                         SECTION 17.10         NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF GUARANTOR
                                               SENIOR DEBT.......................................................97

         INDENTURE, dated as of _______________, 1998 (the "Indenture"), between Apria Healthcare Group Inc., a Delaware corporation (the "Company"), the subsidiary guarantors parties hereto (the "Subsidiary Guarantors") and ______________, a _____________, as Trustee hereunder (the "Trustee").

                                    RECITALS

         WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 10% Convertible Subordinated Debentures due _____________, 2004 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth.

         WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1              DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) Unless the context otherwise requires, any reference to an "Article" or a "Section," or to an "Exhibit," refers to an Article or Section of, or an Exhibit attached to, this Indenture, as the case may be;

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States prevailing at the time of any relevant computation hereunder; and

         (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; provided, however, that where such words are used in any form of Security, form of notice or form of certificate, such words shall refer only to the particular form of Security, form of notice or form of certificate, as the case may be, in which such words are contained.

         "Accrued Interest Payment" has the meaning specified in Section
14.2(c).

         "Act" when used with respect to any Holder of a Security has the meaning specified in Section 1.4(a).

         "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (a) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and
(b) the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or Conversion Agent.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Securities.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Business Day" means, with respect to any particular place of payment, place of conversion or any other place, as the case may be, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any such day on which banking institutions in New York City, New York, or in such particular place are authorized or obligated by law or executive order to close. If any day on which any delivery, request, surrender, payment or other action is required or permitted hereunder to be taken by or on behalf of a Holder is not a Business Day in any place where such action is permitted hereunder to be taken, then such actions may be taken at such or any other permitted place on the next succeeding Business Day at such place with the same force and effect as if taken at the same time on such day that is not a business day at such place.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person, including Preferred Stock.

         "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Change of Control" means either (a) the acquisition after the Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any Person or entity or any group of Persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than Permitted Holders, of any securities of the Company such that, as a result of such acquisition, such Person, entity or group either (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the Company's then outstanding Voting Securities or (ii) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company's Board of Directors; or (b) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Change of Control Offer" has the meaning specified in Section 12.11.

         "Change of Control Payment" has the meaning specified in Section 12.11.

         "Change of Control Payment Date" has the meaning specified in Section 12.11.

         "Claim" means any and all rights to payment under or in respect of any Security, any Guarantee or this Indenture, all rights, remedies, demands, causes of action and claims of every type and description at any time held or asserted by, or arising in favor of, any holder of a Security against the Company or any Subsidiary Guarantor, or any of them or any of their assets, in each case on account of any breach of any promise, obligation, agreement, indemnity or covenant in a Security, a Guarantee or this Indenture or in any manner arising out of, or directly relating to, the offer, sale or purchase of a Security or the performance or nonperformance or the payment or nonpayment thereof or under any Guarantee.

         "Closing Price Per Share" means, with respect to the Common Stock of the Company, for any day, the reported last sales price regular way per share on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case (a) on the principal (as determined by the Company's Board of Directors) national securities exchange on which the Common Stock is listed or admitted to trading or (b) if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or
(c) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

         "Common Stock" means the Common Stock, par value $____ per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 14.11, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the Person named as the "Company" in the preamble of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Order" or "Company Request" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, or any Vice President, and by any one of its Chief Financial Officer, Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary, and delivered to the Trustee.

         "Constituent Person" has the meaning specified in Section 14.11(a).

         "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors on the Issue Date or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Conversion Agent" means any Person authorized by the Company to convert Securities in accordance with Article XIV.

         "Conversion Price" and "Conversion Rate" have the meanings specified in
Section 14.1(d) hereof, as adjusted in accordance with Section 14.4.

         "Conversion Securities" means the securities delivered on conversion of Securities (or any securities successor thereto), together with any securities successor thereto to those so delivered on conversions.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered (which at the date of this Indenture is located at _______________ (Apria Healthcare Group Inc., 10% Convertible Subordinated Debentures Due 2004)).

         "Covenant Defeasance" has the meaning specified in Section 7.3.

         "Credit Agreement" means that certain Credit Agreement, dated as of August 9, 1996, by and among the Company and certain of its Subsidiaries, Bank of America National Trust and Savings Association, NationsBank of Texas, N.A. and certain other financial institutions, as amended, or other analogous documents entered into in connection with any refinancing thereof, as any of the foregoing has been or may from time to time be amended, received, supplemented or otherwise modified at the option of the parties thereto.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 3.9(b).

         "Designated Senior Debt" means (a) Indebtedness or Obligations under the Senior Credit Facility and (b) any other Senior Debt permitted under this Indenture, the outstanding principal amount of which is $25 million or more and, if at least $25 million of Indebtedness (or commitments to fund Indebtedness) is outstanding under the Senior Credit Facility, consented to in writing by the Senior Credit Representative.

         "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

         "Event of Default" has the meaning specified in Section 5.1.

         "Exchange Act" means the Securities Exchange Act of 1934 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

         ["Existing Foreign Subsidiary" means the Abbey Health Services Limited, a company organized under the laws of the United Kingdom, or any successor corporation formed pursuant to a merger, consolidation, reorganization, or sale of assets of such Existing Foreign Subsidiary, so long as such successor corporation is not an Unrestricted Subsidiary.]

         "Existing Indenture" means that certain Indenture, dated November 1, 1993, by and among Abbey Healthcare Group Incorporated, a Delaware corporation and the predecessor of the Company, the subsidiary guarantors parties thereto and U.S. Trust Company of California, N.A., as Trustee.

         "Existing John Ventures" means each non-wholly owned subsidiary of each of the Company existing on the Issue Date.

         "Existing Notes" means those 9-1/2% Senior Subordinated Notes due 2002, duly authorized and issued by the Company under the Company's Existing Indenture.

         "Expiration Date" has the meaning specified in Section 1.4(g).

         "Foreign Exchange Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in currency values.

         "Foreign Subsidiary" means any Subsidiary which is organized under the laws of a jurisdiction outside of the United States and which does not own any material assets or properties located within the United States.

         "Funding Guarantor" shall have the meaning set forth in Section 16.6.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the date of this Indenture.

         "Guarantee" means the guarantee of each Subsidiary Guarantor set forth in Article XVI and any additional guarantee of the Securities executed by any Subsidiary.

         "Guarantor Non-Payment Default" shall have the meaning specified in
Section 17.2(b).

         "Guarantor Payment Blockage Notice" shall have the meaning specified in
Section 17.2(b).

         "Guarantor Senior Debt" means all Indebtedness and other Obligations specified below payable directly or indirectly by the applicable Subsidiary Guarantor, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed by such Subsidiary Guarantor: (a) the principal of and interest on and all other Obligations related to the Senior Credit Facility (including, without limitation, all loans, letters of credit and other extensions of credit under the Senior Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Senior Credit Facility); (b) any other Indebtedness permitted to be incurred by any Subsidiary Guarantor under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Guarantee of such Subsidiary Guarantor; and (c) all permitted renewals, extensions, refundings or refinancings thereof. All Post-Petition Interest on Guarantor Senior Debt shall constitute Guarantor Senior Debt. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Debt shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Subsidiary Guarantor, (ii) any Indebtedness of the Subsidiary Guarantor to the Company or any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Indenture. To the extent any payment of Guarantor Senior Debt (whether by or on behalf of the Company or any Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. All Guarantor Senior Debt shall be and remain Guarantor Senior Debt for all purposes of this Indenture, whether or not subordinated in an Insolvency or Liquidation Proceeding.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" means with respect to any Person, without duplication,
(a) all liabilities, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services, which account is not overdue by more than 90 days, according to the original terms of sale, unless such account payable is being contested or has been renegotiated in good faith),
(iii) for the payment of money relating to a Capitalized Lease Obligation or
(iv) pursuant to any Stock Guarantee Obligations; (b) reimbursement obligations of such Person with respect to letters of credit; (c) obligations of such Person with respect to Interest Swap Obligations and Foreign Exchange Agreements; (d) all liabilities of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed, that have been incurred by a partnership in which it is a general partner to the extent such Person is liable, contingently or otherwise, therefor) or that is otherwise its legal (other than endorsements for collection in the ordinary course of business); and (e) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability (provided that if the obligations so secured have not been assumed by such Person or are not otherwise such Person's legal liability, such obligations shall be deemed to be in an amount equal to the lesser of the fair market value of such properties or assets or the amount necessary to discharge such Lien, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution).

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the Exhibits attached to this instrument.

         "Insolvency or Liquidation Proceeding" means (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or any Subsidiary Guarantor or to the creditors of the Company or such Subsidiary Guarantor, as such, or to the assets of the Company or such Subsidiary Guarantor, or (b) any liquidation, dissolution, reorganization or winding up of the Company or such Subsidiary Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or such Subsidiary Guarantor.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Interest Swap Obligation" means any obligation of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

         "Investment" by any Person means any investment or acquisition by such Person, in any transaction or series of related transactions, whether by a purchase of assets, share purchase, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, and other customary loans and advances to employees incurred, in each case, in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person.

         "Issue Date" means the date of the first issuance of the Securities under this Indenture.

         "Legal Defeasance" has the meaning specified in Section 7.2.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to constitute or create a security interest, mortgage, pledge or lien, (other than bona fide options and agreements for the sale of assets) and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase rights set forth in Section 12.11 or otherwise.

         "Non-Electing Share" has the meaning specified in Section 14.11(a).

         "Non-Payment Default" shall have the meaning provided in Section
15.2(b).

         "Non-Recourse Indebtedness" means Indebtedness that, under the terms thereof or pursuant to applicable law (i) neither the Company nor any Subsidiary other than a Subsidiary being designated as an Unrestricted Subsidiary) is directly or indirectly liable with respect thereto, as an obligor, guarantor or otherwise, (ii) with respect to which there is no recourse against any of the assets or properties of the Company or such Subsidiary and (iii) upon the occurrence of a default or event of default with respect thereto, would not permit (upon notice, lapse of time or both) any holder of other Indebtedness of the Company or any Subsidiary (other than the Subsidiary being designated as an Unrestricted Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Notice of Default" has the meaning specified in the last paragraph of
Section 5.1.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the President, the Chief Financial Officer, the Controller, the Secretary or any Vice President of such Person.

         "Officers' Certificate" means, with respect to any Person, a written certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Section 1.2.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and shall be reasonably acceptable to the Trustee, complying with the requirements of Section 1.2.

         "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Securities for the payment, redemption or repurchase of which money in the necessary amount has been deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be redeemed or repurchased, notice of such redemption or repurchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (c) Securities which have been replaced pursuant to Section
         3.8 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

                  (d) Securities which have been converted or surrendered for conversion pursuant to Article XIV.

         provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

         "Partnership Interest" means any general or limited partnership interest and any interest as a member of a limited liability company.

         "Paying Agent" means the office or agency maintained by the Company where Securities may be presented or surrendered for payment, provided, however, that for purposes of Articles XIII and IV and Section 12.11 herein, the Paying Agent shall not be the Company or any Subsidiary.

         "Payment Blockage Notice" shall have the meaning set forth in Section 15.2(b).

         "Permitted Holder" means each of ____________ and _____________ and any group within the meaning of Section 13(d)(3) of the Exchange Act) of which one or both of them are member; so long as, with respect to any group, _________ and __________, either singly or in the aggregate, own more than 20% of the Voting Securities of the Company.

         "Permitted Joint Venture" means any subsidiary which owns, operates, contracts with or services a health care business or facility or manufactures or provides health care products or services and (a) is formed to offer a participation in the assets, businesses or revenues (income) owned or to be acquired by such subsidiary to any other Person; (b) of which the Company or any subsidiary is a general partner (or equivalent) or controls the general partner (or equivalent); and (iii) does not receive any Investment from the Company or any subsidiary.

         "Permitted Junior Securities" shall mean securities, including guarantees of any debt securities, of the Company or any other corporation provided for by a plan of reorganization or readjustment, which securities are equity securities or debt securities which are subordinated in right of payment to Senior Debt to the same extent as the Securities are so subordinated as provided in Article XV of this Indenture, authorized by an order or decree giving effect and stating in such order or decree that effect has been given, to subordination of the Securities to Senior Debt and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law; provided that (a) the Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment;
(b) the rights of the holders of any Designated Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment, which consent shall be deemed to have been given if the holders of such Designated Senior Debt (or their respective Representatives, if any), individually or as a class, shall have affirmatively accepted such reorganization or analogous plan; and (c) such securities shall contain only such other terms and conditions (including, without limitation, as to maturity, interest, amortization, covenants and defaults) as are at least as favorable, in all material respects (and provide the same relative benefits), to the holders of Designated Senior Debt as the Securities.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or other legal entity or government or any agency or political subdivision thereof.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether outstanding on the date hereof or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

         "Post-Petition Interest" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Senior Debt or Guarantor Senior Debt, whether or not pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.8 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Record Date" means any Regular Record Date or Special Record Date.

         "Record Date Period" means the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registrar" has the meaning specified in Section 3.5(a).

         "Regular Record Date" for interest payable in respect of any Security on any Interest Payment Date means the ___________ 15 or ____________ 15 (whether or not a Business Day) next preceding the relevant Interest Payment Date.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, shall mean any officer of the Trustee within the Corporate Trust Office including any Senior Vice President, Assistant Vice President, Trust Officer, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

         "Securities" has the meaning ascribed to it in the first paragraph of the "Recitals."

         "Securities Act" means the Securities Act of 1933 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

         "Security Register" has the meaning specified in Section 3.5(a).

         "Senior Credit Facility" means (i) the Credit Agreement; (ii) and any other agreement (including all related ancillary agreements) pursuant to which any of the indebtedness, obligations, commitments, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder (or under any subsequent Senior Credit Facility) may be refinanced, restructured, renewed, extended, refunded, replaced or increased, as any such other agreement may from time to time at the option of the parties thereto be amended, renewed, supplemented or otherwise modified.

         "Senior Credit Representative" means Bank of America National Trust and Savings Association, in its capacity as administrative agent under the Senior Credit Facility, or any successor thereto as an agent or administrative agent for the lenders under the Senior Credit Facility.

         "Senior Debt" means all Indebtedness and other Obligations specified below payable directly or indirectly by the Company, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed by the
Company: (a) the principal of and interest on and all other Obligations related to the Senior Credit Facility (including, without limitation, all loans, letters of credit and other extensions of credit under the Senior Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Senior Credit Facility); (b) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities; and (c) all permitted renewals, extensions, refundings or refinancings thereof. All Post-Petition Interest on Senior Debt shall constitute Senior Debt. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) the Company's Existing Notes, (ii) any liability for federal, state, local or other taxes owed or owing by the Company, (iii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iv) any trade payables or (v) any Indebtedness that is incurred in violation of this Indenture. To the extent any payment of Senior Debt (whether by or on behalf of the Company or, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. All Senior Debt shall be and remain Senior Debt for all purposes of this Indenture, whether or not subordinated in an Insolvency or Liquidation Proceeding.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.9.

         "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

         "Stock Guarantee Obligations" means all Obligations of a specified Person or any subsidiary of such Person to make payments (whether in cash, securities or other property) to any holder of the Capital Stock of such Person or any of its Affiliates, or any option, warrant or other right to acquire such Capital Stock, in order to guarantee the value of such Capital Stock (or any such option, warrant or other right) at any time or to otherwise hold such holder harmless, in full or in part, for any decline in the value of such Capital Stock (or any such option, warrant or other right) or for the failure of such Capital Stock (or any such option, warrant or other right) to appreciate value.

         "Subordinated Obligations" shall have the meaning specified in Section 15.1(a).

         "subsidiary" means, with respect to any Person, (a) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, or (b) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50% of the assess of such partnership upon its dissolution, or (c) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (d) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "Subsidiary" means a corporation more than 50% of the outstanding Voting Securities of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

         "Subsidiary Guarantor" means (a) ______________________, and (b) each of the Company's Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Section 12.10 and Article XVI of this Indenture and (c) any other Subsidiary executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture which are applicable to a Subsidiary Guarantor hereunder.

         "Trading Days" means (a) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, days on which trades may be made on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices on which the Common Stock is quoted or (c) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market or similar system, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock is available.

         "Trustee" means the Person named as the "Trustee" in the preamble of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "TIA" means the United States Trust Indenture Act of 1939 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission thereunder.

         "Unrestricted Subsidiary" means (a) __________________ (b) any Existing Foreign Subsidiary, so long as the Company is an Affiliate of such Existing Foreign Subsidiary, (c) any Existing Joint Venture, so long as the Company is an Affiliate of such Existing Joint Venture, and (d) any other Subsidiary incorporated or otherwise formed after the Issue Date that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution and that, at the time of designation, has total assets not exceeding $1,000, but only to the extent that any Person identified in the foregoing clauses (a)-(d) also, at the time of such designation, (i) has no Indebtedness other than Non-Recourse Indebtedness; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from persons who are not Affiliates; and (iii) is a Person with respect to which neither the Company nor any Subsidiary has any obligation (A) to subscribe for additional shares of Capital Stock or Partnership Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, such Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to
Section 4.12 of the Existing Indenture on a pro forma basis taking into account such designation.

         "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" has the meaning specified in Section 2.3.

         "Vice President," when used with respect to the Company, means any Vice President, whether or not designated by a number or a word or words added before or after the title "Vice President."

         "Voting Securities" means, with respect to any Person, the voting securities of such Person entitled to vote on a regular basis for a majority of the Board of Directors of such Person.

SECTION 1.2     COMPLIANCE CERTIFICATES AND OPINIONS.

         (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with. Except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         (b) Every certificate or opinion with respect to the compliance of a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3     FORM OF DOCUMENTS DELIVERED TO THE TRUSTEE.

         (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         (b) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4     ACTS OF HOLDERS OF SECURITIES.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in Person or by agent or proxy duly appointed in writing; (ii) the record of Holders of Securities voting in favor thereof, either in Person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article XI; or (iii) a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument(s) or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument(s) and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Securities signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.4. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 11.6.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

         (c) The ownership of Securities shall be proven by the Security
Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e) The Company may set any day as a Record Date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a Record Date for, and the provisions of this paragraph shall not apply to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any Record Date is set pursuant to this paragraph, the Holders of Outstanding Securities on such Record Date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such Record Date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such Record Date. Nothing in this paragraph shall be construed to prevent the Company from setting a new Record Date for any action for which a Record Date has previously been set pursuant to this paragraph (whereupon the Record Date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any Record Date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such Record Date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.6.

         (f) The Trustee may set any day as a Record Date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default; (ii) any declaration of acceleration referred to in Section 5.2; (iii) any direction referred to in Section 5.5; or
(iv) any request to institute proceedings referred to in Section 5.6(b). If any Record Date is set pursuant to this paragraph, the Holders of Outstanding Securities on such Record Date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such Record Date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such Record Date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new Record Date for any action (whereupon the Record Date previously set shall automatically and without any action by any Person be canceled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any Record Date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such Record Date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.6.

         (g) With respect to any Record Date set pursuant to this Section, the party hereto that sets such Record Date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any Record Date set pursuant to this Section, the party hereto that set such Record Date shall be deemed to have initially designated the 180th day after such Record Date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable Record Date.

         (h) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.5              NOTICES, ETC.

         (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (i) the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at its Corporate Trust Office, Attention: Corporate Trust Administration (Apria Healthcare Group, Inc. 10% Convertible Subordinated Debentures Due 2004) _____________________, or

                  (ii) the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telexed or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 3560 Hyland Avenue, Costa Mesa, California 92626, Telephone No.: (714) 427-2000, Facsimile No.: (714) 437-1271,
         Attention: Controller, or at any other address previously furnished in writing to the Trustee by the Company.

         (b) Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 1.6     NOTICE TO HOLDERS OF SECURITIES; WAIVER.

         (a) Except as otherwise provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her registered address as recorded in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Holder entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.7     EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8     SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company and/or its Subsidiaries shall bind its respective successors and assigns, whether so expressed or not.

SECTION 1.9     SEPARABILITY CLAUSE.

         In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10    BENEFITS OF INDENTURE.

         (a) Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, the holders of Senior Debt of the Company and the Holders of Securities and, solely with respect to this Article I and Sections 14.8, and 14.9, the holders of Conversion Securities any benefit or legal or equitable right, remedy or claim under this Indenture.

         (b) This Article I and Sections 14.8 and 14.9 shall not be amended or modified, and neither compliance by the Company with, nor any default by it under, such Article or any such Sections, shall be waived, in any manner that adversely affects the interest of any holder of a Conversion Security at the time outstanding without such Holder's consent.

SECTION 1.11    GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.

SECTION 1.12    LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, Change of Control Payment Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his or her Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of, premium, if any, or interest on, or the payment of the Change of Control Payment (whether the same is payable in cash or in shares of Common Stock) with respect to, or delivery for conversion of, such Security need not be made on or by such day, but may be made on or by the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Payment Date, or at the Stated Maturity or by such last day for conversion, as the case may be; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, Stated Maturity or last day for conversion, as the case may be.

SECTION 1.13    CONFLICT WITH TIA.

         If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under such Act to be a part of and govern this Indenture (or would be required to be a part of and govern this Indenture if this Indenture were required to be qualified under the TIA), the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.14    COUNTERPARTS.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE II

                                 SECURITY FORMS

SECTION 2.1     FORMS GENERALLY.

         (a) The Securities shall be in substantially the forms set forth in this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Code and regulations thereunder, the Securities Act or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities.

         (b) Any definitive Securities shall be printed, lithographed, engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed or quoted, as the case may be, all as determined by the Officers executing such Securities as evidenced by their execution thereof.

         (c) The Securities will be issued only in registered form. The Securities will be issued in minimum denominations of $1,000, as provided in
Section 3.2.

SECTION 2.2     FORM OF FACE OF SECURITY.



                           APRIA HEALTHCARE GROUP INC.

                     10% CONVERTIBLE SUBORDINATED DEBENTURES
                           DUE ________________, 2004



No. ________________                                  $  _______________________

         Apria Healthcare Group Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of ________________ U.S. Dollars on ___________, 2004.

         Interest Payment Dates:
         Record Dates:

         This Security is convertible as specified on the other side of this Security. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.

                                                  APRIA HEALTHCARE GROUP INC.

Corporate Seal
                                                  By____________________________
                                                  Name:
                                                  Title:

Attest:


----------------------------
Name:
Title:

SECTION 2.3     FORM OF REVERSE OF SECURITY.

         This Security is one of a duly authorized issue of securities of the Company designated as its "10% Convertible Subordinated Debentures due ____________, 2004" (herein called the "Securities"), limited in aggregate principal amount to $51,779,000, issued and to be issued under an Indenture, dated as of _____________, 1998 (herein called the "Indenture") among the Company, the Subsidiary Guarantors parties thereto and _______________, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). Notwithstanding anything contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general, unsecured obligations of the Company subordinate in right of payment to all existing and future Senior Debt of the Company and pari passu with the Company's existing 9-1/2% Senior Subordinated Notes due 2002. Payment on each Security is guaranteed on a subordinated, unsecured basis, jointly and severally, by the Subsidiary Guarantors. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Indenture.

         The Securities will bear interest from the date of issuance at the rate of 10% per annum. Interest will be payable semi-annually on ________1 and 1 of each year (each, an "Interest Payment Date"), commencing 1, 1999. Prior to ______, 2002, interest will accrue on each Interest Payment Date but will not be paid by the Company, unless the Company elects to pay such interest in its sole discretion. Interest that is accrued and not paid on any Interest Payment Date occurring prior to _______, 2002 will bear interest at a rate of 10% per annum from and after the applicable Interest Payment Date and will become due and payable on ________, 2002. The Company shall pay interest on overdue principal and on overdue installments of interest, to the extent lawful, at a rate of 10% per annum.

          The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ________ 15 or _________ 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, provided notice thereof shall have been given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of and interest on this Security will be made in immediately available funds and in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"), at the office or agency of the Company maintained for that purpose in New York City; provided, however, that payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as such address that appears in the Security Register.

         No sinking fund is provided for in the Securities. The Securities may not be redeemed at the option of the Company prior to ________, 2002. Thereafter, the Securities may be redeemed at the option of the Company, in whole or in part, at the Redemption Prices set forth below. Such Redemption Prices (expressed as a percentage of principal amount) are as follows for the 12-month period beginning on ___________ of the following years:

        Year                                                 Redemption Price
        ----                                                 ----------------

        2002........................................               104%
        2003........................................               102%
        2004........................................               100%

in each case together with accrued and unpaid interest, including interest on such accrued and unpaid interest, to the Redemption Date, provided that interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         Notice of redemption (which notice shall be irrevocable) will be given by first-class mail to Holders of Securities at their registered addresses as recorded in the Security Register. Notice will be given not more than 60 nor less than 30 days prior to the Redemption Date, as provided in the Indenture.

         In any case where the due date for the payment of the principal, premium, if any, or interest on any Security, or the last day on which a Holder of a Security has a right to convert his or her Security shall be at any place of payment or place of conversion, as the case may be, a day on which banking institutions at such place of payment or place of conversion are authorized or obligated by law or executive order to close, then payment of principal of, premium, if any, or interest on, or delivery for conversion of such Security, need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or at the Stated Maturity or by such last day for conversion, and no interest shall accrue for the period after such date.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time after June 1, 1999 and prior to the close of business on ___________ 2004 to convert this Security into newly issued, fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate equal to _________ shares of Common Stock per $1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture). In case a Security or portion thereof is called for redemption at the election of the Company, such conversion right shall terminate at the close of business on the Redemption Date for such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed); provided, further, that, if the Holder of a Security presents such Security for redemption prior to the close of business on the Redemption Date for such Security, the right of conversion shall terminate upon presentation of the Security to the Trustee (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered an "Option of Holder to Elect Purchase" form pursuant to Section 12.11 accepting the offer of the Company to repurchase the Securities may be converted only if such Option of Holder to Elect Purchase form is withdrawn by a written notice of withdrawal delivered to the Paying Agent no later than the close of business on the second Business Day preceding the Change of Control Payment Date in accordance with Section 12.11 (a)(vi) of the Indenture. If conversion is elected, the Holder shall surrender this Security, and duly execute a conversion notice substantially in the form provided in Exhibit A of the Indenture, to the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of the Conversion Agent (as defined below), at the office or agency of the Company in New York City or at such other offices or agencies outside the United States that the Company may designate (each a "Conversion Agent").

         No payment or adjustment will be made for dividends or distributions with respect to shares of Common Stock issued upon conversion of a Security. Except as otherwise provided in the Indenture, accrued interest shall not be paid on converted Securities. If any holder surrenders a Security for conversion between the Record Date for the payment of an installment of interest and the related Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the holder on such record date. However, in such event, such Security, when surrendered for conversion, must be accompanied by delivery by the converting Holder of a check or draft payable in an amount equal to the interest payable on such Interest Payment Date on the portion so converted.

         Notwithstanding the foregoing paragraph, (a) if the Company elects not to pay interest on any Interest Payment Date occurring prior to ________, 2002 and any holder surrenders a Debenture for conversion prior to _________, 2002, unpaid interest accrued to such Interest Payment Date, together with interest at a rate of 10% per annum thereon from such Interest Payment Date to the conversion date (collectively, the "Accrued Interest Payment"), shall be paid to the person who surrenders the Security for conversion by one of the following methods selected by the Company: (i) in cash on the conversion date or (ii) in cash on ________, 2002, together with interest accrued on such Accrued Interest Payment at a rate of 10% per annum from the conversion date through ________, 2002, and (b) if any Security is called for redemption on or prior to [_____________, 2002] [the first date upon which Securities can be redeemed or, if such first redemption date is not an Interest Payment Date, the Interest Payment Date immediately succeeding such date] and such Security is surrendered for conversion at any time during the ten (10) business days immediately preceding the date fixed for redemption, interest shall accrue on such Security through, but not including, the earlier of (x) _________, 2002 and (y) the date fixed for redemption and shall be payable on such redemption date to the person who surrenders such Security for conversion and the conversion date of such Security will be deemed to be the redemption date.

         The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture, or alternatively the Company shall round up the conversion transaction to the next higher whole share. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale or transfer of all or substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which this Security might have been converted immediately prior to such consolidation, merger, sale or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by at least a plurality of Non-Electing Shares). Adjustments in the Conversion Rate of less than one percent of such price will not be required, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in the computation of any subsequent adjustment.

         Notwithstanding any provision hereof, no securities will be delivered on conversion of this Security or any portion hereof unless the certification and other requirements described in the Indenture are satisfied.

         If a Change of Control occurs, the Company is required to make an offer to the Holders of this Security to repurchase the Security (or any portion of the principal amount hereof that is an integral multiple of $1,000) for cash at a Change of Control Payment equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the Change of Control Payment Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Change of Control Payment payable in respect of such Security to the extent that such Change of Control Payment is, was or would be so payable at such time, and express mention of the Change of Control Payment in any provision of this Security shall not be construed as excluding the Change of Control Payment in those provisions of this Security when such express mention is not made.

         The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all amounts then or thereafter to become due on all Senior Debt of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee as attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable to the extent, in the manner and with the effect provided in the Indenture. Upon payment (a) of the amount of principal so declared due and payable and (b) of interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee either (a) with the written consent of the Holders of a majority in principal amount of the Securities at the time outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present by the Holders of a majority in principal amount of the Outstanding Securities represented at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to pursue any remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to pursue a remedy and offered the Trustee indemnity satisfactory to it and (c) the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request and shall have failed to institute any such proceedings for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the absolute and unconditional obligations of the Company to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

         As provided in the Indenture and subject to certain limitations and satisfaction of certain requirements therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company as may be designated by it for such purpose in New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made to a

Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

         Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA WITHOUT REGARD TO PRINCIPLES REGARDING CONFLICTS OF LAWS.

                       OPTION OF HOLDER TO ELECT PURCHASE

         1. Pursuant to Section 12.11 of the Indenture, the undersigned hereby accepts the offer of the Company to have this Security repurchased by the Company.

         2. The undersigned hereby directs the Trustee or the Company to pay it or _______________________________________________________________ an amount in cash equal to 101% of the principal amount hereof, plus interest accrued to the Change of Control Payment Date as provided in the Indenture.


                                       Dated:  _________________________________

                                               ---------------------------------
                                                         Signature

                                               ---------------------------------
                                                     Signature Guaranteed

Principal amount to be repurchased:  ______________________________

Remaining principal amount following such repurchase:  _________________________

NOTICES: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

         If payment is to be made to a Person other than the signatory above, the signature must be guaranteed by an "Eligible Institution" (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Commission Rule 17Ad-15.

SECTION 2.4     FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         This is one of the Securities referred to in the within-mentioned Indenture.

         DATED:                         __________________________
                                        as Trustee


                                        By:_____________________________________
                                           Authorized Signatory



                                   ARTICLE III

                                 THE SECURITIES

SECTION 3.1     TITLE AND TERMS.

         (a) The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $51,779,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.4, 3.7, 3.8 or 14.2.

         (b) The Securities shall be known and designated as the "10% Convertible Subordinated Debentures due ____________, 2004" of the Company. Their Stated Maturity shall be ___________, 2004 and they shall bear interest at the rate of 10% per annum.. Interest will be payable semi-annually on ________1 and
 1 of each year (each, an "Interest Payment Date"), commencing 1, 1999, to the Holders of record at the close of business on the ___ 15 or ___ 15 preceding each such Interest Payment Date. Prior to ______, 2002, interest will accrue on each Interest Payment Date but will not be paid by the Company, unless the Company elects to pay such interest in its sole discretion. Interest that is accrued and not paid on any Interest Payment Date occurring prior to _______, 2002 will bear interest at a rate of 10% per annum from and after the applicable Interest Payment Date and will become due and payable on ________, 2002. The Company shall pay interest on overdue principal and on overdue installments of interest, to the extent lawful, at a rate of 10% per annum.

          (c) The principal of, premium, if any, and interest on the Securities shall be payable in U.S. Legal Tender in immediately available funds, at the office of _______________(located at _________________) in New York City or, at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at any other office or agency of the Company or any Paying Agent outside New York City; provided, however, that payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         (d) The Securities shall be redeemable at the Company's option, in whole or in part, at any time on or after ___________, 2002 as provided in the form of Securities set forth in Sections 2.2 and 2.3 and Article XIII herein.

         (e) The Securities shall be convertible as provided in Article XIV.

         (f) The Securities shall be guaranteed by the Subsidiary Guarantors, on an unsecured basis, as provided in Article XVI.

         (g) The Securities shall be subordinated in right of payment to Senior Debt and Guarantor Senior Debt of the Company and its Subsidiaries as provided in Articles XV and XVII.

         (h) The Securities shall be subject to repurchase by the Company as provided in Section 12.11.

SECTION 3.2     DENOMINATIONS.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

SECTION 3.3     EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         (a) The Securities shall be executed on behalf of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, or any one of its Vice Presidents, under a facsimile of its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. Any such signature may be manual or facsimile.

         (b) Securities bearing the manual or facsimile signature of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

         (d) Each Security shall be dated the date of its authentication.

         (e) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or the Authenticating Agent by manual signature of an authorized signatory, and such certificate upon such Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 3.4     TEMPORARY SECURITIES.

         (a) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as evidenced by their execution of such Securities.

         (b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 3.5, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION  3.5    REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

         (a) The Company shall maintain: (i) an office or agency where Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"); (ii) an office or agency where Securities may be presented or surrendered for payment (the "Paying Agent"); (iii) an office or agency where Securities may be presented for conversion (the "Conversion Agent"); and (iv) an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register (the register maintained in such office and in any other office or agency designated pursuant to this Section 3.5 being herein sometimes collectively referred to as the "Security Register") of the Securities and of their transfer and exchange.

         (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent, except as otherwise indicated in this Indenture.

         (c) The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands in connection with the Securities.

SECTION  3.6    PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION  3.7    REGISTRATION OF TRANSFER AND EXCHANGE.

         (a) Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 3.5 for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

         (b) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

         (c) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         (d) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         (e) No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4 or 14.2 not involving any transfer, and subject to Section 14.9.

SECTION 3.8     MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES.

         (a) If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         (b) If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         (c) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         (d) A Holder shall bear the cost to the Company of replacing a mutilated, destroyed, stolen or lost Security. Upon the issuance of any new Security under this Section, the Company also may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         (e) Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         (f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.9     PAYMENT OF INTEREST, INTEREST RIGHTS PRESERVED.

         (a) Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         (b) Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

                  (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

                  (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. Subject to the provisions of Section 3.7 and this Section 3.9, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         (c) Any Security surrendered for conversion during a Record Date Period (except Securities called for redemption on a Redemption Date or to be repurchased on a Change of Control Payment Date during, in each case, such period) must be accompanied by payment of an amount equal to the interest payable on the Interest Payment Date relating to such Record Date Period on the principal amount of such Securities being surrendered for conversion, and the interest payable in respect of such Security on such Interest Payment Date shall be paid to the Holder of such Security as of the Regular Record Date relating to such Record Date Period. The interest payable on such Interest Payment Date with respect to any Security which has been called for redemption on a Redemption Date or is repurchaseable on a Change of Control Payment Date occurring, in each case, during such Record Date Period, which Security is surrendered for conversion during such Record Date Period, shall be paid to the Holder of such Security being converted in an amount equal to the interest that would have been payable on such

Security if such Security had been converted as of the close of business on such Interest Payment Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion.

SECTION 3.10    PERSONS DEEMED OWNERS.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Sections 3.7 and 3.9) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.11    CANCELLATION.

         All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered shall be canceled promptly by the Trustee. The Company, at any time, may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.11, except as expressly permitted by this Indenture. All canceled Securities and any certificates in connection therewith shall be held by the Trustee in accordance with its customary practices until destroyed by the Trustee; provided, however, that the Trustee shall not be required to destroy such Securities. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

SECTION 3.12    COMPUTATION OF INTEREST.

         Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 3.13    CUSIP NUMBERS.

         The Company in issuing the Securities may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption, repurchase or exchange as a convenience to the Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption, repurchase or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 4.1     SATISFACTION AND DISCHARGE OF INDENTURE.

         (a) Upon Company Request, this Indenture shall cease to be of further effect (except as to any surviving rights of conversion, or replacement of Securities herein expressly provided for and any right to receive the payment of principal of, premium, if any, or interest on such Securities under the respective paragraphs on the reverse of the form of Securities set forth in
Section 2.3), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (i)      either

                           (A) all Securities theretofore authenticated and
                  delivered (other than (x) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.8 and (y) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation;

                           or

                           (B) all such Securities not theretofore delivered to
                  the Trustee for cancellation (other than Securities referred to in clauses (x) and (y) of clause (i)(A) above):

                                    (x) have become due and payable; or

                                    (y) will have become due and payable at
                           their Stated Maturity within one year; or

                                    (z) are to be called for redemption within
                           one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

                  and the Company, in the case of clause (x), (y) or (z) of this clause (B), has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause
         (B)(x)) in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and that any consents required under any document evidencing and/or securing Senior Debt have been obtained and are in full force and effect.

         (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 and, if the Company deposited or caused to be deposited money with the Trustee pursuant to clause (a)(i)(B) of this Section 4.1, the obligations of the Trustee under
Section 4.2 shall survive. Funds held in trust pursuant to this Section are not subject to the provisions of Article XV.

SECTION 4.2     APPLICATION OF TRUST MONEY.

         (a) Subject to the provisions of Section 7.6, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

         (b) All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

                                    ARTICLE V

                                    REMEDIES

SECTION 5.1     EVENTS OF DEFAULT.

         An "Event of Default" occurs under this Indenture if:

                  (a) the Company defaults in the payment of interest on any Security when the same becomes due and payable, and the Default continues for a period of 30 days;

                  (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable, at Maturity, upon acceleration, redemption or otherwise (including the failure to purchase Securities tendered pursuant to the requirements of Section 12.11);

                  (c) the Company or any Subsidiary Guarantor fails to comply with any other agreement or covenant contained in the Securities or this Indenture, and the Default continues for 30 days after notice given by the Trustee or the Holders of at least 25% in principal amount of Outstanding Securities;

                  (d) there shall be a default under the Company's Existing Notes or any other bond, debenture, or other evidence of Indebtedness of the Company or any Subsidiary or under the Company's Existing Indenture or any other mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, whether such Indebtedness now exists or shall hereafter be created, if both (i) such default results in the acceleration of such Indebtedness prior to its stated maturity or results from the failure to pay any of such Indebtedness at final maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated or which has not been paid at maturity, aggregates $5 million or more at any one time;

                  (e) any Subsidiary Guarantor defaults on, or repudiates its obligations under, its Guarantee of the Securities or if a final judicial determination is made that such Guarantee is not enforceable against any Subsidiary Guarantor in accordance with its terms;

                  (f) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (i) admits in writing its inability to pay its debts
                  generally as they become due;

                           (ii) commences a voluntary case or proceeding;

                           (iii) consents to the entry of a judgment, decree or
                  order for relief against it in an involuntary case or proceeding;

                           (iv) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property;

                           (v) consents to or acquiesces in the institution of a
                  bankruptcy or an insolvency proceeding against it;

                           (vi) makes a general assignment for the benefit of
                  its creditors; or

                           (vii) takes any corporate action to authorize or
                  effect any of the foregoing;

                  (g) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law that is for relief against the Company or any Subsidiary, in an involuntary case or proceeding which shall (i) approve a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Subsidiary,
         (ii) appoint a Custodian of the Company or any Subsidiary, or for substantially all of its property, or (iii) order the winding-up or liquidation of its affairs, and in each case the judgment, order or decree remains unstayed and in effect for 60 days; or

                  (h) any warrant of attachment is issued against any property of the Company or any Subsidiary having a value of at least $5 million, which warrant is not released, stayed or bonded against within 60 days after service of process with respect thereto, or final judgments not covered by insurance for the payment of money which in the aggregate at any one time exceeds $5 million shall be rendered against the Company or any Subsidiary by a court of competent jurisdiction and shall remain undischarged for 60 days after judgment becomes final and nonappealable.

                  A Default under clause (c) above (other than any Default under Sections 9.1 and 12.11 hereof, which Defaults shall be Events of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies the Company (or the Holders of at least 25% in principal amount of the Outstanding Securities notify the Company and Trustee) of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Outstanding Securities. When a Default is cured, it ceases.

SECTION 5.2     ACCELERATION.

         (a) If an Event of Default (other than an Event of Default specified in Section 5.1(g) or (h) with respect to the Company) occurs and is continuing, the Trustee may, by notice to the Company (or the Holders of at least 25% in principal amount of the Outstanding Securities may, by written notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders) declare the aggregate principal amount of the Outstanding Securities, together with accrued interest thereon to the date of payment, to be due and payable and, upon any such declaration, the same shall become and be due and payable; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the Senior Credit Facility, upon a declaration of acceleration by the Holders or the Trustee, all principal and interest under this Indenture shall be due and payable upon the earlier of (i) the day which is five Business Days after the Company and the Senior Credit Representative receives written notice of such acceleration and (ii) the date of the acceleration of any Indebtedness under the Senior Credit Facility. If an Event of Default specified in Section 5.1(g) or (h) occurs with respect to the Company, all unpaid principal and accrued interest on the Outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon payment of said principal amount, interest, and premium, if any, all of the Company's obligations under the Securities and this Indenture (other than obligations under Section 6.7) shall terminate.

         (b) The Holders of a majority in principal amount of the Outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if: (i) all existing Events of Default, other than the non-payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 5.3     OTHER REMEDIES.

         (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 5.4     WAIVER OF PAST DEFAULTS.

         Subject to Sections 5.7 and 10.2, the Holders of a majority in principal amount of the Outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default (i) in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 5.1; or (ii) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holders of each Outstanding Security affected. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 5.5     CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 6.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee reasonably determines, in its sole discretion and in the absence of negligence or willful misconduct, may be prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.6     LIMITATION ON SUITS.

         A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (a) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (b) the Holder or Holders of at least 25% in principal amount of the Outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period the Holder or Holders or a majority in principal amount of the Outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 5.7     RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, and to convert such Security in accordance with Article XIV (and to bring suit for the enforcement of any such payment and right to convert) shall not be impaired or affected without the consent of the Holder.

SECTION 5.8     COLLECTION SUIT BY TRUSTEE.

         If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 5.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.9     TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursement, and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 6.7. Nothing herein contained shall be deemed to authorize the Trustee to consent to or authorize or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 5.10    PRIORITIES.

         If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order:

                  FIRST:   to the Trustee for amounts due under Section 6.7.

                  SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD: subject to Articles XV and XVII, to the Company or relevant Subsidiary Guarantor.

         The Trustee, upon prior notice to the Company, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 5.10.

SECTION 5.11    UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7, or a suit by a Holder or Holders of more than 10% in principal amount of the Outstanding Securities.

SECTION 5.12    EVENT OF DEFAULT FROM WILLFUL ACTION.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to
Article XIII hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to _________, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to ____________, 2002 pursuant to Article XIII hereof, then the premium payable for purposes of this paragraph for each of the years beginning on _________ of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest, if any, to the date of payment:

            Year                                            Percentage
            ----                                            ----------

            1999...............................                      %
                                                            ---------
            2000...............................                      %
                                                            ---------
            2001...............................                      %
                                                            ---------


                                   ARTICLE VI

                                   THE TRUSTEE

SECTION 6.1              CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph (c) shall not be construed to limit the effect of paragraph (b) of this Section 6.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

         (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.1.

SECTION 6.2              NOTICE OF DEFAULTS.

         Within 90 days after the occurrence of any Default hereunder, the Trustee shall give to all Holders of Securities, in the manner provided in
Section 1.5, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that in the case of any Default of the character specified in
Section 5.1(c), no such notice to Holders of Securities shall be given until at least 30 days after the occurrence of such Default.

SECTION 6.3              CERTAIN RIGHTS OF TRUSTEE.

         Subject to the provisions of Section 6.1:

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate or an Opinion of Counsel;

         (d) the Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder.

SECTION 6.4          NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.5          MAY HOLD SECURITIES, ACT AS TRUSTEE UNDER OTHER INDENTURES.

         (a) The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

         (b) The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other Securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 6.6    MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing.

SECTION 6.7    COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIMS.

         (a) The Company agrees:

                  (i) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (iii) to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys' fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         (b) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(f) or Section 5.1(g), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

         (c) The Trustee shall have a Lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.7, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

         (d) The provisions of this Section 6.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 6.8     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or if the Trustee is a subsidiary of a bank holding company, its parent company shall have (and such parent company shall guarantee the obligations of the Trustee hereunder)) a combined capital and surplus of at least $100,000,000, subject to supervision or examination by Federal or State authority, in good standing and having an office or agency in New York City. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company, the Subsidiary Guarantors and their respective Affiliates shall not serve as Trustee under this Indenture. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

SECTION 6.9     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by this Section 6.9 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company.

         (d) If at any time (i) the Trustee shall cease to be eligible under
Section 6.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.11, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 6.9 and Section 6.10 below. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section 6.9 and Section
6.10 below, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.5. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         (g) Notwithstanding the replacement of the Trustee pursuant to this
Section 6.9, the Company's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

         (h) The retiring Trustee shall not be liable for the acts or omissions of any successor Trustee hereunder.

SECTION 6.10    ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         (b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this
Article VI.

SECTION 6.11    MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.12    AUTHENTICATING AGENT.

         (a) The Trustee may appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or any State thereof and authorized under such laws to act as Authenticating Agent, having (or if such Authenticating Agent is a subsidiary of a bank holding company, its parent company shall have (and such parent company shall guarantee the obligations of such Authenticating Agent hereunder)) a combined capital and surplus of not less than $51,779,000 or its equivalent in another currency or composite currencies and subject to supervision or examination by government authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.12, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.12.

         (b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

         (d) If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 6.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities referred to in the within-mentioned Indenture.

DATED:                                 _________________________
                                       as Trustee

                                        By:_____________________________________
                                             Authenticating Agent

                                        By:_____________________________________
                                             Authorized Signatory

SECTION 6.13    DISQUALIFICATION; CONFLICTING INTERESTS.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 6.14    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.
                         -----------------------------------------------------

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE VII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 7.1     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at its option and at any time, elect to have either
Section 7.2 or 7.3 hereof be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article VII.

SECTION 7.2     LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 7.1 hereof of the option applicable to this Section 7.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 7.4 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 7.5 and the other Sections of this Indenture referred to in (i) and (ii) of this Section 7.2, and to have satisfied all its other Obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in
Section 7.5, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to the Securities under Article III hereof, (iii) the Company's obligations with respect to Holders' rights of conversion under
Article XIV hereof, (iv) the rights, powers, trust duties and immunities of the Trustee, and the Company's obligations in connection therewith and (v) this
Article VII. Subject to compliance with this Article VII, the Company may exercise its option under this Section 7.2 notwithstanding the prior exercise of its option under Section 7.3 hereof.

SECTION 7.3     COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 7.1 hereof of the option applicable to this Section 7.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 7.4 hereof, be released from its obligations under the covenants contained in Section 12.11 and Article IX hereof with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.1, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 7.1 hereof of the option applicable to this Section 7.3, subject to the satisfaction of the conditions set forth in Section 7.4 hereof, Sections 5.1(d) and 5.1(h) shall not constitute Events of Default.

SECTION 7.4     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 7.2 or 7.3 hereof to the Outstanding Securities:

                  In order to exercise either Legal Defeasance or Covenant
         Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee or Paying Agent, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the Stated Maturity thereof or on the applicable redemption date or repurchase date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Securities;

                  (b) in the case of an election under Section 7.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 7.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article VII concurrently with such incurrence) or insofar as Sections 5.1(f) and 5.1(g) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 7.5 DEPOSITED U.S. LEGAL TENDER AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         (a) Subject to Section 7.6 hereof, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.5, the "Trustee") pursuant to Section 7.4 hereof in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such U.S. Legal Tender and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

         (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 7.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         (c) Anything in this Article VII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 7.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 7.6     REPAYMENT TO THE COMPANY.

         Any U.S. Legal Tender or U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust. The Holder of such Security shall thereafter, as an unsecured general creditor, look only to the

Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 7.7     REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 7.2 or 7.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.2 or 7.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 7.2 or 7.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE VIII

                HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 8.1     COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

         The Company will furnish or cause to be furnished to the Trustee:

                  (a) semi-annually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date, and

                  (b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

         excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

SECTION 8.2     PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 8.1 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it pursuant to Section 8.1 upon receipt of a new list so furnished.

         (b) Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee and any other Person shall have the protection of TIA Section 312(c).

SECTION 8.3     REPORTS BY THE COMPANY.

         (a) The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act.

         (b) The Company shall file with the Trustee such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be requested from time to time by the Trustee.

SECTION 8.4     REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

                                   ARTICLE IX

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 9.1     COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         The Company shall not consolidate with or merge into any other Person or, directly or indirectly, convey, transfer, sell or lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than a wholly owned Subsidiary of the Company), and the Company shall not permit any Person (other than a wholly owned Subsidiary of the Company) to consolidate with or merge into the Company or convey, transfer, sell or lease all or substantially all of its properties and assets to the Company, unless:

                  (a) in case the Company shall consolidate with or merge into another Person or convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, all or substantially all of the properties and assets of the Company shall (i) be a corporation, limited liability company, partnership or trust, (ii) be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (iii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities, as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article XIV;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article IX and that all conditions precedent herein provided for relating to such transaction have been complied with in all material respects.

SECTION 9.2     SUCCESSOR SUBSTITUTED.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with
Section 9.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE X

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.1    WITHOUT CONSENT OF HOLDERS.

         The Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                  (a) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the legal rights of any Holder,

                  (b) to comply with Article IX;

                  (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (d) to make any other change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

                  (e) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (f) to provide for additional Subsidiary Guarantors pursuant to Section 12.10 or otherwise;

         provided that the Company has delivered to the Trustee an Opinion or Counsel stating that such amendment or supplement complies with the provisions of this Section 10.1.

SECTION 10.2    WITH CONSENT OF HOLDERS.

         (a) Subject to Section 5.7, the Company and each Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. Subject to Section 5.7, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities) may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 5.4, may (with respect to any Securities held by a non-consenting Holder of Securities):

                  (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or the Guarantees;

                  (ii) reduce the principal of or change the fixed maturity of any Securities or alter the provisions with respect to the redemption of Securities pursuant to Article XIII of this Indenture or reduce the purchase price payable in connection with repurchases of the Securities pursuant to Section 12.11 or otherwise;

                  (iii) reduce the rate of or change the time for payment of interest on any Securities;

                  (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities or that resulted from a failure to comply with Section 12.11 (except rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

                  (v) make the principal of, or the interest on, any Securities payable in any manner other than that stated in this Indenture and the Securities on the Issue Date;

                  (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest on the
         Securities:

                  (vii) waive a redemption payment with respect to any Security;

                  (viii) make any change to the conversion provisions of this Indenture that adversely affect any Holder;

                  (ix) make any change to the subordination provisions of this Indenture that adversely affect any Holder;

                  (x) make any change in the foregoing amendment and waiver provisions.

         (b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         (c) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         (d) In connection with any amendment, supplement or waiver under this
Article X, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver. In addition, the Holders hereof shall be entitled to participate in any consideration paid to the holders of the Existing Notes in exchange for such holders' (i) consent to any amendment or supplement to the Company's Existing Indenture or (ii) waiver of any default or event of default under the Existing Indenture (or in exchange for a waiver of the holders' rights to declare an event of acceleration in accordance with the terms of the Existing Indenture). Notwithstanding the fact that the Holders hereof are entitled to consent or waiver fees in accordance with the preceding sentence, the Holders of the Securities shall have no right or privilege to approve or disapprove of any decision by the holders of the Existing Notes to consent to any amendment or supplement or to waive a default or an event of default under the Existing Indenture.

SECTION 10.3             COMPLIANCE WITH TIA.

         From the date on which this Indenture is qualified under the TIA, every amendment, supplement or waiver of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.4             REVOCATION AND EFFECT OF CONSENTS.

         (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         (c) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (ix) of Section 10.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Securities, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 10.5             NOTATION ON OR EXCHANGE OF NOTES.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.


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

SECTION 10.6             TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article X; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture.

                                   ARTICLE XI

                        MEETINGS OF HOLDERS OF SECURITIES

SECTION 11.1             PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

         A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article XI to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

SECTION 11.2             CALL, NOTICE AND PLACE OF MEETINGS.

         (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 11.1, to be held at such time and at such place in New York City as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.5, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

         (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in New York City for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph
(a) of this Section.

SECTION 11.3             PERSONS ENTITLED TO VOTE AT MEETINGS.

         To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more Outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any


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representatives of the Trustee and its counsel and any representatives of the
Company and its counsel.

SECTION 11.4  QUORUM; ACTION.

         (a) The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 11.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum.

         (b) Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

         (c) At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 10.2) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in aggregate principal amount of the Outstanding Securities represented and voting at such meeting,

         (d) Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

SECTION 11.5  TERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

         (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 11.3 and the appointment of any proxy shall be proved in the manner specified in Section 11.3. Such regulations may provide that written instruments appointing proxies, regular


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

on their face, may be presumed valid and genuine without the proof specified in
Section 11.3 or other proof.

         (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in
Section 11.2(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

         (c) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by the Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

         (d) Any meeting of Holders of Securities duly called pursuant to
Section 11.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 11.6        COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

         The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the Secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2 and, if applicable, Section 11.4. Each copy shall be signed and verified by the affidavits of the permanent Chairman and Secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


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                                   ARTICLE XII

                                    COVENANTS

SECTION 12.1             PAYMENT OF PRINCIPAL AND INTEREST.

         The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 12.2             MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain the office or agency required under Section
3.5 hereof. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with written notice of the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 1.5(a)(i).

SECTION 12.3             CORPORATE EXISTENCE.

         Except as otherwise permitted by Article IX, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right, license or franchise, and with respect to any of its Subsidiaries, any such right, license or franchise, or the corporate, partnership or other existence of such Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 12.4             PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (i) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or (ii) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results or operations of the Company and its Subsidiaries taken as a whole.


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

SECTION 12.5             MAINTENANCE OF PROPERTIES AND INSURANCE.

         (a) The Company shall cause all properties used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterment, and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that nothing in this Section 12.5 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, or of the senior officers of the Company or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

         (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. The Trustee shall have no duty to monitor the sufficiency of the Company's insurance.

SECTION 12.6             COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

         (a) The Company shall deliver to the Trustee within 120 days after the end of the Company's fiscal year an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge (after due inquiry) the Company and all of its Subsidiaries during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no event of default in respect of any payment obligation under the Senior Credit Facility or Event of Default under this Indenture occurred during such year or, if such signers do know of such an event of default under the Senior Credit Facility or Event of Default under this Indenture, the certificate shall describe the event of default under the Senior Credit Facility or Event of Default under this Indenture and its status with particularity. The


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

Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Event of Default has come to their attention and if such an Event of Default has come to their attention, specifying the nature and period of existence thereof.

         (c) The Company and each of the Subsidiary Guarantors shall deliver to the Trustee, forthwith upon becoming aware, and in any event within 5 days after the occurrence, of (i) any Event of Default in the performance of any covenant, agreement or condition contained in this Indenture; or (ii) any event of default in respect of any payment obligation under the Senior Credit Facility or any event of default under any other bond, debenture, note or other evidence of Indebtedness of the Company or any of its Subsidiaries, or under any mortgage, indenture or other instrument if such event of default related to Indebtedness at any time in an aggregate principal amount exceeds $5 million.

SECTION 12.7             COMPLIANCE WITH LAWS.

         The Company and each of the Subsidiary Guarantors shall comply, and shall cause each of their respective subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliance as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 12.8             COMMISSION REPORTS.

         (a) Whether or not required by the rules and regulations of the Commission, so long as any Securities are Outstanding, the Company will furnish to the Holders of Securities all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. In addition, whether or not required by the rules and regulation of the Commission, the Company will file a copy of all such information with the Commission for public availability and make such information available to Holders who request it in writing.


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         (b) The Company shall file with the Trustee, within 5 days after it files the same with the Commission, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) so filed with the Commission. The Company shall also comply with the other provisions of Section 314(a) of the TIA.

SECTION 12.9             WAIVER OF CERTAIN COVENANTS.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 12.3 to 12.5, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 12.10            GUARANTEES BY SUBSIDIARIES.

         The Company will cause each Person (other than an Unrestricted Subsidiary) that shall become a Subsidiary on or after the Issue Date to execute and deliver a supplement to this Indenture pursuant to which such Person will become a Subsidiary Guarantor under this Indenture and guarantee the payment of the Securities on the same terms and conditions as are provided for in the Guarantees by the other Subsidiary Guarantors. Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Securities to reflect any such subsequent Guarantee. Notwithstanding the foregoing, (a) no Foreign Subsidiary shall be required to become a Subsidiary Guarantor pursuant to this Section 12.10, unless such Foreign Subsidiary guarantees any Indebtedness of the Company or any other Subsidiary that is not a Foreign Subsidiary; and (b) no Permitted Joint Venture shall be required to become a Subsidiary Guarantor unless such Permitted Joint Venture guarantees all other Indebtedness of the Company or any Subsidiary.

SECTION 12.11            LIMITATION ON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company will be required to make an offer (the "Change of Control Offer") to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of a Holder's Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail by First Class mail a notice to each Holder with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer, stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 12.11 and that all Securities tendered will be accepted for payment;


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                  (ii) the Change of Control Payment and the purchase date,
         which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (iii) that any Security not tendered will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (v) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase " on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

                  (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 principal amount or an integral multiple thereof.

         (b) The Company will comply with the requirements of Rule 13e-4 and Rule 14e-l under the Exchange Act, will file a Schedule 13E-4 or any successor or similar schedule required thereunder and will otherwise comply with any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities in connection with a Change of Control Offer.

         (c) On the Change of Control Payment Date, the Company will (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent by 10:00 A.M. Eastern Standard Time an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail to each Holder a new Security equal in principal amount to the unpurchased portion of the Securities surrendered, if any; provided that each new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the


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

Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 12.11, the Trustee shall act as the Paying Agent.

                                  ARTICLE XIII

                            REDEMPTION OF SECURITIES

SECTION 13.1             RIGHT OF REDEMPTION.

         The Securities shall be redeemable at the Company's option, in whole or in part, under the circumstances and at the Redemption Prices specified in the form of Securities set forth in Sections 2.2 and 2.3 of this Indenture.

SECTION 13.2             APPLICABILITY OF ARTICLE.

         Redemption of Securities at the election of the Company, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article XIII.

SECTION 13.3             ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In the case of any redemption at the election of the Company of all of the Securities, the Company shall, at least 30 but not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date. If the Securities are to be redeemed pursuant to an election of the Company which is subject to a condition specified in the forms of Securities set forth in Sections 2.2 and 2.3, the Company shall furnish the Trustee with (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts demonstrating the same, including a statement that there is no default or event of default in respect of Senior Debt that would prohibit such redemption under Section 15.2, and (b) an Opinion of Counsel as contemplated by Section 1.2.

SECTION 13.4             SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

         (a) If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee within three Business Days after it receives the notice described in Section 13.3, from the Outstanding Securities not previously called for redemption, by such method as the Trustee may deem fair and appropriate.

         (b) If any registered Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.


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         (c) The Trustee shall promptly notify the Company and each Registrar in writing of the securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount and certificate numbers thereof to be redeemed.

         (d) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 13.5             NOTICE OF REDEMPTION.

         (a) Notice of redemption shall be given in the manner provided in
Section 1.5 to the Holders of Securities to be redeemed. Notice shall be given at least once not less than 30 nor more than 60 days prior to the Redemption Date.

         (b) All notices of redemption shall state:

                  (i)  the Redemption Date;

                  (ii) the Redemption Price, and the amount of accrued and unpaid interest, if any, and the amount of interest on such accrued and unpaid interest, if any;

                  (iii) if less than all Outstanding Securities are to be redeemed, the aggregate principal amount of the Securities to be redeemed;

                  (iv) that on the Redemption Date, the Redemption Price, and any accrued and unpaid interest, including interest on such accrued and unpaid interest, will become due and payable upon each Security to be redeemed, and that interest thereon shall cease to accrue on and after said date;

                  (v) the Conversion Rate, the date on which the right to convert the Securities will terminate and the places where the Securities may be surrendered for conversion; and

                  (vi) the place or places where the Securities are to be surrendered for payment of the Redemption Price and any accrued and unpaid interest, including interest on such accrued and unpaid interest.

         (c) Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company, and such notice, when given to the Holders, shall be irrevocable.

SECTION 13.6             DEPOSIT OF REDEMPTION ON PRICE.

         (a) Not less than one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any

Securities called for redemption on that date which have been converted prior to the date of such deposit.

         (b) If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.9) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 13.7             SECURITIES PAYABLE ON REDEMPTION DATE.

         (a) Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, the Holder of such Security shall be paid the Redemption Price, together with accrued and unpaid interest to the Redemption Date, including interest on such accrued and unpaid interest; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.9.

         (b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of, premium, if any, and, to the extent permitted by applicable law, accrued interest on such Security shall, until paid, bear interest from the Redemption Date at the rate of interest borne by the Security and such Security shall remain convertible until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

                                   ARTICLE XIV

                            CONVERSION OF SECURITIES

SECTION 14.1             CONVERSION PRIVILEGE AND CONVERSION RATE.

         (a) Subject to and upon compliance with the provisions of this Article XIV, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or any integral multiple of $1,000 in excess thereof, may be converted at any time at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable Common Stock of the Company (calculated as to each conversion to the nearest 1/100 of a share) at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on ___________, 2004.

         (b) In case a Security or portion thereof is called for redemption at the election of the Company, such conversion right shall terminate at the close of business on the Redemption Date


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

for such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed); provided, further, that, if the Holder of a Security presents such Security for redemption prior to the close of business on the Redemption Date for such Security, the right of conversion shall terminate upon presentation of the Security to the Trustee (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed).

         (c) A Security in respect of which a Holder has delivered an Option of Holder to Elect Purchase form pursuant to Section 12.11 accepting the offer of the Company to repurchase the Securities may be converted only if such Option of Holder to Elect Purchase form is withdrawn by a written notice of withdrawal delivered to the Paying Agent no later than the close of business on the second Business Day preceding the Change of Control Payment Date in accordance with
Section 12.11 (a)(vi).

         (d) The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially ______________ shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article XIV. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall at any time be equal to $1,000 divided by the then applicable Conversion Rate (and rounded to the nearest cent).

SECTION 14.2             EXERCISE OF CONVERSION PRIVILEGE.

         (a) In order to exercise the conversion privilege with respect to any Security or portion thereof, the Holder of any Security to be converted or any other Person acting on its behalf shall surrender such Security, duly endorsed or assigned to the Company or in blank at any office or agency of the Company maintained for that purpose pursuant to Section 3.5, accompanied by a duly signed conversion notice substantially in the form set forth in Exhibit A hereto stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

         (b) Except as otherwise provided in this Indenture, accrued interest shall not be paid on converted Securities. If any holder surrenders a Security for conversion between the Record Date for the payment of an installment of interest and the related Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the holder on such record date. However, in such event, such Security, when surrendered for conversion, must be accompanied by delivery by the converting Holder of a check or draft payable in an amount equal to the interest payable on such Interest Payment Date on the portion so converted.

         (c) Notwithstanding the foregoing paragraph (b), (i) if the Company elects not to pay interest on any Interest Payment Date occurring prior to ________, 2002 and any holder surrenders a Debenture for conversion prior to
_________, 2002, unpaid interest accrued to such Interest Payment Date, together with interest at a rate of 10% per annum thereon from such

Interest Payment Date to the conversion date (collectively, the "Accrued Interest Payment"), shall be paid to the person who surrenders the Security for conversion by one of the following methods selected by the Company: (A) in cash on the conversion date or (B) in cash on ________, 2002, together with interest accrued on such Accrued Interest Payment at a rate of 10% per annum from the conversion date through ________, 2002, and (ii) if any Security is called for redemption on or prior to [_____________, 2002] [the first date upon which Securities can be redeemed or, if such first redemption date is not an Interest Payment Date, the Interest Payment Date immediately succeeding such date] and such Security is surrendered for conversion at any time during the ten (10) business days immediately preceding the date fixed for redemption, interest shall accrue on such Security through, but not including, the earlier of (A) _________, 2002 and (B) the date fixed for redemption and shall be payable on such redemption date to the person who surrenders such Security for conversion and the conversion date of such Security will be deemed to be the redemption date.

         (d) Except as otherwise provided in this Indenture, Holders that surrender Securities for conversion on a date that is not an Interest Payment Date will not receive any interest for the period from the Interest Payment Date next preceding the date of conversion to the date of conversion or for any later period, even if the Securities are surrendered after a notice of redemption (except for the payment of interest on Securities called for redemption on a Redemption Date or to be repurchased on a Change of Control Payment Date between a Regular Record Date and the Interest Payment Date to which it relates). No other payment or adjustment for interest, or for any dividends or distributions in respect of Common Stock, will be made upon conversion. Holders of shares of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of shares of Common Stock as of any record time before the close of business on the conversion date.

         (e) Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver, out of its authorized but previously unissued shares of Common Stock, at the office of such Conversion Agent a certificate or certificates for the number of full shares of newly issued Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 14.3.

         (f) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of $1,000 and the principal amount of such security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.


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

         (g) If shares of Common Stock to be issued upon conversion of a Security, or Securities to be issued upon conversion of a Security in part only, are to be registered in a name other than that of the Holder of such Security, the Registrar shall, prior to the conversion of such Security, record in the Security Register the transfer of that portion of the Security to be so converted in the name of the Person in whose name such Common Stock or Securities are to be registered.

SECTION 14.3             FRACTIONS OF SHARES OF COMMON STOCK.

         No fractional shares of Common Stock or scrip certificates in respect thereof shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any Security or Securities, the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100 of a share) in an amount in Dollars equal to the same fraction of the current market price per Common Share (calculated in accordance with Section 14.4(h) below) at the close of business on the day of conversion, or at the Company's option, the Company shall round up the conversion transaction to the next higher whole share.

SECTION 14.4             ADJUSTMENT OF CONVERSION RATE.

         The Conversion Rate shall be subject to adjustments from time to time as follows:

                  (a) In case at any time after the date hereof, the Company pays or makes a dividend or other distribution on any class of Capital Stock of the Company in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and (ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (b) In case at any time after the date hereof, the Company issues rights, warrants or options to all or substantially all of the holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share (determined as provided in paragraph (h) of this Section 14.4) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or options, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and (ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but will include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (d) In case the Company, by dividend or otherwise, distributes to all or substantially all of the holders of its Common Stock evidences of its indebtedness, shares of capital stock, or assets (including securities, but excluding any rights, warrants or options referred to in paragraph (b) of this Section 14.4, any dividend or distribution paid exclusively in cash, any dividend or distribution referred to in paragraph (a) of this Section 14.4 and any merger or consolidation to which Section 14.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which (i) the numerator shall be the current market price per share (determined as provided in paragraph (h) of this Section 14.4) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of

         Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and (ii) the denominator shall be such current market price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

                  (e) In case the Company, by dividend or otherwise, makes a distribution to all or substantially all holders of its Common Stock consisting exclusively of cash (excluding any cash that is distributed upon a merger or consolidation or a sale or transfer of all or substantially all of the assets of the Company to which Section 14.11 applies or as part of a distribution referred to in paragraph (d) of this Section 14.4) in an aggregate amount that, combined together with
         (i) the aggregate amount of any other distributions to all or substantially all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section 14.4 has been made, exceeds an amount equal to 12.5% of the product of the current market price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 14.4) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash tender amount over such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (h) of this Section 14.4) of the Common Stock on such date for determination.

                  (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment, pursuant to this paragraph (f) has been made and (ii) the aggregate amount of any distributions to all holders of the Company's Common Stock within 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (e) of this Section 14.4 has been made (the "combined tender and cash amount") exceeds 12.5% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 14.4) as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the current market price per share of Common Stock (determined as provided in paragraph (h) of this Section 14.4) on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (y) the combined tender and cash amount, and (B) the denominator of which shall be equal to (x) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 14.4) as of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time less (y) the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                  (g) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 14.11 applies) shall be deemed to involve
         (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (d) of this Section 14.4), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section 14.4).

                  (h) For the purpose of any computation under paragraphs (b),
         (d), (e) or (f) of this Section 14.4, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices Per Share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

                  (i) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIV shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (j) The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (a) through (f) of this
         Section 14.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for United States federal income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (j) and its actions in so doing, absent manifest error, shall be final and conclusive.

                  (k) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increased Conversion Rate to the Holders in the manner provided in Section 1.5 at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

SECTION 14.5             NOTICE OF ADJUSTMENTS OF CONVERSION RATE.

         (a) Whenever the Conversion Rate is adjusted as herein provided:

                  (i) the Company shall compute the adjusted Conversion Rate in accordance with Section 14.4 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith promptly be filed with the Trustee and with each Conversion Agent; and

                  (ii) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be provided by the Company to all Holders in accordance with Section 1.5.

         (b) Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours. Unless and until a Responsible Officer of the Trustee shall have received such certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge remains in effect.

SECTION 14.6             NOTICE OF CERTAIN CORPORATE ACTION.

         (a) In case:

                  (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (A) otherwise than exclusively in cash or (B) exclusively in cash in an amount that would require an adjustment pursuant to Section 14.4; or

                  (ii) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

                  (iii) of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, transfer, sale or lease of all or substantially all of the assets of the Company; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 3.5, and shall cause to be provided to all Holders in accordance with Section 1.5, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the effective date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (B) the date on which such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iv) of this Section 14.6. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice and any notice referred to in the following paragraph shall also forthwith be filed by the Company with the Trustee.

         (b) The Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 3.5, and shall cause to be provided to all Holders in accordance with Section 1.5, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 14.7             COMPANY TO RESERVE COMMON STOCK.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but previously unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all such Outstanding Securities.

SECTION 14.8             TAXES ON CONVERSIONS.

         Except as provided in the next sentence, the Company will pay any and all transfer, stamp, documentary and other similar taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. A Holder delivering a Security for conversion will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 14.9             COVENANT AS TO COMMON STOCK.

         The Company covenants that all shares of Common Stock which may be delivered upon conversion of Securities will be newly issued shares, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 14.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 14.10            CANCELLATION OF CONVERTED SECURITIES.

         All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.11.


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

SECTION 14.11     PROVISION IN CASE OF CONSOLIDATION,
                  MERGER OR CONVEYANCE OF ASSETS.

         (a) In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture executed in accordance with
Article X providing that the Holder of such Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 14.1, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or merged with or which merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and
(ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this
Section 14.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by the holders of each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIV. The above provisions of this Section 14.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.5 promptly upon such execution.

         (b) Neither the Trustee, any Paying Agent nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, sale, transfer or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.


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SECTION 14.12       RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

         The Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature, extent or amount of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article XIV.

                                   ARTICLE XV

                         SUBORDINATION OF THE SECURITIES

SECTION 15.1   SUBORDINATED OBLIGATIONS SUBORDINATED TO SENIOR DEBT.

         (a) Notwithstanding any provision of this Indenture to the contrary, the Company agrees, and the Trustee and each holder by accepting a Security likewise covenant and agree, that any payments of the principal of, premium, if any, and interest on the Securities by the Company and any and all other Obligations in respect of the Securities or on account of any Claim (collectively, the "Subordinated Obligations") shall be (i) subordinated, to the extent set forth in this Article XV, to the prior payment in full in cash of all Senior Debt whether outstanding on the date of the Indenture or thereafter incurred and (ii) pari passu with the Company's Existing Notes.

         (b) This Article XV shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Debt need not prove reliance on the subordination provisions hereof.

         (c) For purposes of this Article XV, a distribution may consist of cash, securities or other property, by set-off or otherwise. For purposes of this Article XV, the words "cash, securities or other property" shall not be deemed to include any payment or distribution of Permitted Junior Securities.


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SECTION 15.2    NO PAYMENT ON SUBORDINATED OBLIGATIONS IN CERTAIN CIRCUMSTANCES.

         (a) No direct or indirect payment or distribution shall be made by or on behalf of the Company in respect of the Subordinated Obligations or to acquire, repurchase, redeem, retire or defease any of the Securities, on account of the redemption provisions of the Securities (collectively, "pay the Subordinated Obligations" or "payment of Subordinated Obligations"), (i) upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, unless and until all principal thereof and all interest and other Obligations owing with respect to such Senior Debt shall first be paid in full in cash, or
(ii) upon the happening of any default in payment of any principal of or interest on any Senior Debt or any other Obligations owing from time to time under or in respect of Senior Debt when the same becomes due and payable, beyond any applicable period of grace, unless and until such default shall have been cured or waived in writing in accordance with the instruments governing such Senior Debt or such default shall have ceased to exist; provided, however, that the Company may make such payment or distribution in respect of the Securities without regard to the foregoing if the Company and the Trustee receive written notice from the Senior Credit Representative and each other Representative of the holders of Designated Senior Debt approving such payment or distribution.

         (b) No direct or indirect payment of Subordinated Obligations shall be made if any default (other than a default specified in Section 15.2(a)(ii) above) occurs and is continuing with respect to Designated Senior Debt that permits holders of such Designated Senior Debt as to which such default relates to accelerate its maturity (a "Non-Payment Default") and the Trustee receives a notice of such Non-Payment Default (a "Payment Blockage Notice") from the Senior Credit Representative or the Representative of other holders of Designated Senior Debt (which notice shall be binding on the Trustee and the Holders as to the occurrence of any such default), except as provided in the immediately following sentence. Any and all required payments of Subordinated Obligations, including any missed payments, may and shall be resumed or made upon the earliest of (i) the date on which such Non-Payment Default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt; (ii) 179 days after the date on which the applicable Payment Blockage Notice is received or (iii) the date on which the Trustee receives written notice from the Senior Credit Representative or the Representative of other holders of Designated Senior Debt, as the case may be, terminating the payment blockage period or otherwise consenting to any proposed distribution or payment. During any consecutive 360-day period, the aggregate of all periods of payment blockage shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no payment blockage is in effect. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived in writing in accordance with the instruments governing such Senior Debt for a period of not less than 90 days. Any Payment Blockage Notice given under this Section 15.2 shall also constitute a Guarantor Payment Blockage Notice for purposes of Section 17.2 of this Indenture with respect to all Subsidiary Guarantors.

         (c) In furtherance of the provisions of Section 15.1, if, notwithstanding the foregoing provisions of this Section 15.2, any direct or indirect payment in respect of the Subordinated


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Obligations shall be made by or on behalf of the Company and received by the
Trustee, by any Holder or by any Paying Agent (or, if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment of the Subordinated Obligations was prohibited by the provisions of this Section 15.2, then, unless and until such payment of the Subordinated Obligations is no longer prohibited by this Section 15.2, such payment of the Subordinated Obligations (subject to the provisions of Sections 15.6 and 15.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent, as the case may be, for the benefit of, and shall be immediately paid over to, the holders of Senior Debt or their Representative, ratably according to the respective amounts of such Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of such Senior Debt remaining unpaid, after giving effect to all concurrent payments and distributions to or for the holders of Senior Debt.

SECTION 15.3     SUBORDINATED OBLIGATIONS SUBORDINATED TO PRIOR PAYMENT OF
                 ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY.

         Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities upon any dissolution, winding up, total or partial liquidation or total or partial reorganization of the Company and whether voluntary or involuntary (including, without limitation, in any Insolvency or Liquidation Proceeding):

                  (a) the holders of all Senior Debt shall first be entitled to receive cash payments in full of all Obligations due or to become due with respect to the Senior Debt (including, without limitation, Post-Petition Interest) before any payment is made on account of the Subordinated Obligations by or on behalf of the Company or any other payment or distribution of assets or securities by or on behalf of the Company;

                  (b) any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article XV, including any such payment or distribution that is payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Subordinated Obligations, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Debt or their Representative, ratably according to the respective amounts of such Senior Debt held or represented by each, until all such Senior Debt remaining unpaid shall have been paid in full in cash, after giving effect to all concurrent payments and distributions to or for the holders of such Senior Debt;

                  (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Subsidiary or


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         Affiliate of the Company is acting as Paying Agent, money, assets or securities of any kind or character, for any such payment or distribution shall be segregated or held in trust) in respect of payment of the Subordinated Obligations before all Senior Debt is paid in full in cash, such payment or distribution (subject to the provisions of Sections 15.6 and 15.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of such Senior Debt or their Representative, ratably according to the respective amounts of such Senior Debt held or represented by each, until all such Senior Debt remaining unpaid shall have been paid in full in cash, after giving effect to all concurrent payments and distributions to or for the holders of such Senior Debt. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or willful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay such payment over to, the holders of such Senior Debt or their representative.

         The Company shall give prompt notice to the Trustee of any dissolution, winding up, total or partial liquidation or total or partial reorganization of it or any assignment for the benefit of its creditors.

SECTION 15.4       HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.

         Subject to the prior cash payment in full of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets, cash, property or securities of the Company applicable to the Senior Debt until all amounts owing on the principal of and interest on the Securities and any other Subordinated Obligations shall be paid in full; and, for the purposes of such subrogation, (a) no such payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article XV, and no payment over pursuant to the provisions of this Article XV to the holders of Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt, and (b) no payment or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provision of this Article XV which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this
Article XV are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 15.5      OBLIGATIONS OF COMPANY UNCONDITIONAL.

         Nothing contained in this Article XV or elsewhere in this Indenture or in the Guarantee is intended to or shall impair, as between the Company and the Holders, the absolute and


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unconditional obligation of the Company to pay the Holders all amounts due and payable under the Securities and the Indenture, and any other Subordinated Obligations, as and when the same shall become due and payable in accordance with their terms. Furthermore, nothing contained in this Article XV is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, or shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article XV, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV. Nothing in this Section 15.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 6.7.

SECTION 15.6 TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received notice thereof from the Company or from one or more holders of Senior Debt or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 6.1 and 6.3, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 15.7      APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT.

         U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 7.4 (including, without limitation, clause (a) thereof) shall be for the sole benefit of Holders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XV. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for payment of the Securities shall be subject to the provisions of this Article XV; provided that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 15.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent.


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SECTION 15.8      SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE
                  COMPANY OR HOLDERS OF SENIOR DEBT.

         No right of any present or future holders of any Senior Debt to enforce the subordination provisions contained in this Article XV shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. Without in any way limiting the generality of the foregoing, the holders of Senior Debt, or any of them, may, at any time and from time to time, without the consent of or notice to the Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders to the holders of Senior Debt, even if any right of reimbursement or subrogation or other right or remedy of any Holder is affected, impaired or extinguished thereby, do any one or more of the following:

                  (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter the terms of any Senior Debt, any security therefor or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder of Senior Debt, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Debt is outstanding;

                  (b) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Debt or any liability of any obligor thereon, to such holder of Senior Debt, or any liability incurred directly or indirectly in respect thereof;

                  (c) settle or compromise any Senior Debt or any other liability of any obligor of the Senior Debt to such holder of Senior Debt or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without litigation, Senior Debt) in any manner or order; and

                  (d) fail to take or to record or otherwise perfect, for any reason or for no reason, any Lien or security interest securing Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for the Senior Debt or any liability of any obligor to such holder of Senior Debt or any liability incurred directly or indirectly in respect thereof.


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SECTION 15.9     HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION
                 OF SECURITIES.

         Each Holder of the Securities by the acceptance thereof authorizes and expressly directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article XV, and appoints the Trustee as attorney-in-fact for such purpose, including, in the event of any Insolvency or Liquidation Proceeding tending toward liquidation or reorganization of the business and assets of such Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance under the Holder's Securities, or with respect to any other Subordinated Obligations, in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or any other Subordinated Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder of Securities or any other Subordinated Obligations in any such proceeding.

SECTION 15.10    ARTICLE XV NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment in respect of the Securities or any other Subordinated Obligation by reason of any provision of this Article XV shall not be construed as preventing the occurrence of an Event of Default under Section 5.1.

SECTION 15.11   NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR DEBT.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the holders of Subordinated Obligations or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XV or otherwise. Nothing in this
Section 15.11 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their Representative.

                                   ARTICLE XVI

                   SENIOR SUBORDINATED GUARANTEE OF SECURITIES

SECTION 16.1    UNCONDITIONAL GUARANTEE.

         Subject to the provisions of this Article XVI, each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Security authenticated and


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delivered by the Trustee and to the Trustee and its successors and assigns, the
Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest to the extent lawful, of the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses
(a) and (b) above, to the limitations set forth in Section 16.4. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in the Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article V for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article V, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Guarantee.

SECTION 16.2             SEVERABILITY.

         In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 16.3             RELEASE OF A SUBSIDIARY GUARANTOR.

         Upon the sale or disposition of all of the Capital Stock of any Subsidiary Guarantor or the sale or disposition of all or substantially all of the assets of any Subsidiary Guarantor to an entity which is not a Subsidiary of the Company, in each case, and which is otherwise in compliance


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with the terms of this Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under this Article XVI and its Guarantee without any further action required on the part of the Trustee or any Holder, provided, however, that any such termination shall occur only to the extent that all Obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company under the Senior Credit Facility or other Senior Debt, related documents and future refinancings thereof shall also have been terminated or released upon such release, sale or transfer. The Trustee shall deliver an instrument evidencing such release, substantially in the form of Exhibit B attached hereto, upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
16.3. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this
Article XVI.

SECTION 16.4      LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

         Each Subsidiary Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee will not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including, but not limited to, Guarantor Senior Debt of such Subsidiary Guarantor) of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 16.6, result in the obligations of such Subsidiary Guarantor under the Guarantee not to constitute such fraudulent transfer or conveyance.

SECTION 16.5      SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of all or substantially all the property of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

         (b) Except as set forth in Article XII hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor(s) shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all the property of a Subsidiary Guarantor, to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated


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with the Subsidiary Guarantor); provided, however, that, subject to Sections
16.3 and 16.5(a): (i) such transaction does not violate any covenants set forth in Article XII hereof; (ii) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing; and (iii) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Guarantee set forth in this Article XVI, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

SECTION 16.6             CONTRIBUTION.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Securities or any other Subsidiary Guarantor's Obligations with respect to the Guarantee.

SECTION 16.7             WAIVER OF SUBROGATION.

         Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the


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

terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
16.7 is knowingly made in contemplation of such benefits.

SECTION 16.8             EXECUTION OF GUARANTEE.

         To evidence their guarantee to the Holder specified in Section 16.1, the Subsidiary Guarantors hereby agree to execute the Guarantee in substantially the form of Exhibit C recited to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 16.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Subsidiary Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

                                  ARTICLE XVII

                         SUBORDINATION OF THE GUARANTEES

SECTION 17.1 GUARANTOR SUBORDINATED OBLIGATIONS SUBORDINATED TO GUARANTOR SENIOR DEBT.

         (a) Notwithstanding any provision of this Indenture to the contrary, each Subsidiary Guarantor agrees, the Trustee acknowledges and each Holder (by accepting the Guarantees) likewise covenants and agrees that any payments in respect of Guarantees by any Subsidiary Guarantor and any and all other Obligations of such Subsidiary Guarantor in respect of any Guarantee or on account of any Claim (collectively, the "Guarantor Subordinated Obligations") shall be subordinated, to the extent set forth in this Article XVII, to the prior payment in full in cash of all Guarantor Senior Debt.

         (b) This Article XVII shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Guarantor Senior Debt need not prove reliance on the subordination provisions hereof.


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

         (c) For purposes of this Article XVII, a distribution may consist of cash, securities or other property, by set-off or otherwise. For purposes of this Article XVII, the words "cash, securities or other property" shall not be deemed to include any payment or distribution of Permitted Junior Securities.

SECTION 17.2 NO PAYMENT ON GUARANTOR SUBORDINATED OBLIGATIONS IN CERTAIN CIRCUMSTANCES.

         (a) No direct or indirect payment or distribution shall be made by or on behalf of any Subsidiary Guarantor in respect of the Guarantor Subordinated Obligations ("pay the Guarantor Subordinated Obligations" or "payment of Guarantor Subordinated Obligations") (i) upon the maturity of any Guarantor Senior Debt by lapse of time, acceleration or otherwise, unless and until all principal thereof and all interest and other Obligations owing with respect to such Guarantor Senior Debt shall first be paid in full in cash, or (ii) upon the happening of any default in payment of any principal of or interest on any Guarantor Senior Debt or any other Obligations owing from time to time under or in respect of Guarantor Senior Debt when the same becomes due and payable, beyond any applicable period of grace, unless and until such default shall have been cured or waived in writing in accordance with the instruments governing such Guarantor Senior Debt or such default shall have ceased to exist; provided, however, that any Subsidiary Guarantor may make such payment of Guarantor Subordinated Obligations without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice from the Senior Credit Representative and each other Representative of the holders of Designated Senior Debt approving such payment or distribution.

         (b) No direct or indirect payment of Guarantor Subordinated Obligations shall be made if any default (other than a default specified in Section 17.2(a)(ii) above) occurs and is continuing with respect to Designated Senior Debt that permits holders of such Designated Senior Debt as to which such default relates to accelerate its maturity (a "Guarantor Non-Payment Default") and the Trustee receives a notice of such Non-Payment Default (a "Guarantor Payment Blockage Notice") from the Senior Credit Representative or the Representative of other holders of Designated Senior Debt (which notice shall be binding on the Trustee and the Holders as to the occurrence of any such default), except as provided in the immediately following sentence. Any and all required payments of Guarantor Subordinated Obligations, including any missed payments, may and shall be resumed or may upon the earliest of (i) the date on which such Guarantor Non-Payment Default is cured or waived in writing in accordance with the instruments governing such Designated Senior Debt; (ii) 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received; or (iii) the date on which the Trustee receives written notice from the Senior Credit Representative or the Representative of other holders of Designated Senior Debt, as the case may be, terminate the payment blockage period or otherwise consenting to any proposed distribution or payment. During any consecutive 360-day period, the aggregate of all periods of payment blockage shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no payment blockage is in effect. No Guarantor Non-Payment Default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice unless such default shall have been cured or waived in writing in accordance with the instruments governing such Guarantor Senior Debt for a period of not less than 90 days. Any Guarantor Payment Blockage Notice given under this Section 17.2 shall also constitute a Payment Blockage Notice for purposes of Section 15.2 of this Indenture and shall be deemed to have been given with respect to all Subsidiary Guarantors simultaneously.

         (c) In furtherance of the provisions of Section 17.1, if, notwithstanding the foregoing provisions of this Section 17.2, any direct or indirect payment in respect of the Guarantor Subordinated Obligations shall be made by or on behalf of any Subsidiary Guarantor and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment of the Guarantor Subordinated Obligations was prohibited by the provisions of this
Section 17.2, then, unless and until such payment of the Guarantor Subordinated Obligations is no longer prohibited by this Section 17.2, such payment of the Guarantor Subordinated Obligations (subject to the provisions of Sections 17.6 and 17.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent, as the case may be, for the benefit of, and shall be paid over to, the holders of Guarantor Senior Debt or their Representative, ratably according to the respective amounts of such Guarantor Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of such Guarantor Senior Debt remaining unpaid, after giving effect to all concurrent payments and distributions to or for the holders of Guarantor Senior Debt.

SECTION 17.3 GUARANTOR SUBORDINATED OBLIGATIONS SUBORDINATED TO PRIOR PAYMENT OF ALL GUARANTOR SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF ANY SUBSIDIARY GUARANTOR.

         Upon any payment or distribution of assets or securities of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities upon any dissolution, winding up, total or partial liquidation or total or partial reorganization of such Subsidiary Guarantor and whether voluntary or involuntary (including, without limitation, in any Insolvency or Liquidation Proceeding):

                  (a) the holders of all Guarantor Senior Debt shall first be entitled to receive cash payments in full of all Obligations due or to become due with respect to the Guarantor Senior Debt (including, without limitation, Post-Petition Interest) before any payment is made on account of the Guarantor Subordinated Obligations by or on behalf of any Subsidiary Guarantor or any other payment or distribution of assets or securities by or on behalf of such Subsidiary Guarantor;

                  (b) any payment or distribution of assets or securities of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article XVII, including any such payment or distribution that is payable or deliverable by reason of the payment of any other Indebtedness of such Subsidiary Guarantor being subordinated to the payment of the Guarantor Subordinated Obligations, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Guarantor Senior Debt or their Representative, ratably according to the respective amounts of such Guarantor Senior Debt held or represented by each, until all such Guarantor Senior Debt remaining unpaid shall have been paid in full in cash, after giving effect to all concurrent payments and distributions to or for the holders of such Guarantor Senior Debt;

                  (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent, money, assets or securities of any kind or character, for any such payment or distribution shall be segregated or held in trust) in respect of payment of the Guarantor Subordinated Obligations before all Guarantor Senior Debt is paid in full in cash, such payment or distribution (subject to the provisions of Sections 17.6 and 17.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall promptly be paid over to, the holders of such Guarantor Senior Debt or their Representative, ratably according to the respective amounts of such Guarantor Senior Debt held or represented by each, until all such Guarantor Senior Debt remaining unpaid shall have been paid in full in cash, after giving effect to all concurrent payments and distributions to or for the holders of such Guarantor Senior Debt. Notwithstanding anything to the contrary contained herein, in the absence of its negligence or willful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay such payment over to, the holders of such Guarantor Senior Debt or their Representative.

         Each Subsidiary Guarantor will give prompt notice to the Trustee of any dissolution, winding up, total or partial liquidation or total or partial reorganization of it or any assignment for the benefit of its creditors.

SECTION 17.4 HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF GUARANTOR SENIOR DEBT.

         Subject to the prior cash payment in full of all Guarantor Senior Debt, the Holders shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of assets, cash, property or securities of each Subsidiary Guarantor applicable to the Guarantor Senior Debt until all amounts owing on the Guarantees and any other Guarantor Subordinated Obligations shall be paid in full; and, for the purposes of such subrogation,
(a) no such payments or distributions to the holders of the Guarantor Senior Debt of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article XVII, and no payment over pursuant to the provisions of this Article XVII to the holders of Guarantor Senior Debt by Holders or the Trustee on their behalf shall, as between any Subsidiary Guarantor, its creditors other than holders of Guarantor Senior Debt, and the Holders, be deemed to be a payment by any Subsidiary Guarantor to or on account of the Guarantor Senior Debt, and (b) no payment or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provision of this Article XVII which would otherwise have been paid to the holders of Guarantor Senior Debt shall be deemed to be a payment by the Company to or for the account of the Guarantees. It is understood that the provisions of this Article XVII are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Guarantor Senior Debt, on the other hand.

SECTION 17.5       OBLIGATIONS OF SUBSIDIARY GUARANTORS UNCONDITIONAL.

         Nothing contained in this Article XVII or elsewhere in this Indenture or in the Guarantee is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the absolute and unconditional obligation of the Subsidiary Guarantors to pay to the Holders all amounts due and payable under the Guarantees and the Indenture, and any other Guarantor Subordinated Obligations, as and when the same shall become due and payable in accordance with the terms, or is intended to or shall affect the relative rights of the Holders and creditors of any Subsidiary Guarantor other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article XVII, of the holders of Guarantor Senior Debt in respect of cash, property or securities of any Subsidiary Guarantor received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of any Subsidiary Guarantor referred to in this Article XVII, the Trustee, subject to the provisions of Sections 6.1 and 6.3, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Debt and other Indebtedness of the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVII. Nothing in this Section 17.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 6.7.

SECTION 17.6 TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received actual, written notice thereof from any Subsidiary Guarantor or from one or more holders of Guarantor Senior Debt or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 6.1 and 6.3, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 17.7 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE SUBSIDIARY GUARANTORS OR HOLDERS OF GUARANTOR SENIOR DEBT.

         No right of any present or future holders of any Guarantor Senior Debt to enforce the subordination provisions contained in this Article XVII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the any Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. Without in any way limiting the generality of the foregoing, the holders of Guarantor Senior Debt, or any of them, may, at any time and from time to time, without the consent of or notice to the Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the obligations of the Holders to the holders of Guarantor Senior Debt, even if any right of reimbursement or subrogation or other right or remedy of any Holder is affected, impaired or extinguished thereby, do any one or more of the following:

                  (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend increase or alter, the terms of any Guarantor Senior Debt, any security therefor or guaranty thereof or any liability of any obligor thereon (including any guarantor) to such holder of Guarantor Senior Debt, or any liability incurred directly or indirectly in respect thereof or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner any Guarantor Senior Debt or any instrument evidencing or guaranteeing or securing the same or any agreement under which Guarantor Senior Debt is outstanding;

                  (b) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Guarantor Senior Debt or any liability of any obligor thereon, to such holder of Guarantor Senior Debt, or any liability incurred directly or indirectly in respect thereof;

                  (c) settle or compromise any Guarantor Senior Debt or any other liability of any obligor of the Guarantor Senior Debt to such holder of Guarantor Senior Debt or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Guarantor Senior Debt) in any manner or order; and

                  (d) fail to take or to record or otherwise perfect, for any reason or for no reason, any Lien or security interest securing Guarantor Senior Debt by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for the Guarantor Senior Debt or any liability of any obligor to such holder of Guarantor Senior Debt or any liability incurred directly or indirectly in respect thereof.

SECTION 17.8           HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
                       GUARANTEES.

         Each Holder by the acceptance thereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article XVII, and appoints the Trustee as attorney-in-fact for such purpose, including, in the event of any Insolvency or Liquidation Proceeding tending toward liquidation or reorganization of the business and assets of such Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance under such Subsidiary Guarantor's Guarantee, or with respect to any other Guarantor Subordinated Obligations, in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantees or any other Guarantor Subordinated Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder or any other Guarantor Subordinated Obligations in any such proceeding.

SECTION 17.9          ARTICLE XVII NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment in respect of the Guarantees or any other Guarantor Subordinated Obligation by reason of any provision of this Article XVII shall not be construed as preventing the occurrence of an Event of Default under Section 5.1.

SECTION 17.10         NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF GUARANTOR
                      SENIOR DEBT.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the holders of Guarantor Subordinated Obligations or any Subsidiary Guarantor or any other Person, money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this
Article XVII or otherwise. Nothing in this Section 17.10 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Debt or their Representative.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                 APRIA HEALTHCARE GROUP INC.


[SEAL]                           By: __________________________________
                                      Name:
                                      Title:


                                 ------------------------------------


[SEAL]                           By: __________________________________
                                      Name:
                                      Title:


                                 -------------------------------------


[SEAL]                           By: __________________________________
                                      Name:
                                      Title:

STATE OF _______________   )
                           ):  ss.:
COUNTY OF ______________   )


         On the ___th day of ____________, 1998, before me Personally came ______________, to me known, who, being by me duly sworn, did depose and say that he/she is ______________ of Apria Healthcare Group, Inc., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his name thereto by like authority.


                                 --------------------------------
                                 Notary Public

STATE OF ________________  )
                           ):  ss.:
COUNTY OF _______________  )


         On the ___th day of ______________, 1998, before me Personally came _________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________ of ___________________________ described in and which executed the foregoing instrument; that he knows the seal of said association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said association; and that he signed his name thereto by like authority.


                                 ---------------------------------
                                 Notary Public
         [SEAL]

STATE OF _________________  )
                            ):  ss.:
COUNTY OF ________________  )


         On the ___th day of ______________, 1998, before me Personally came __________________, to me known, who, being by me duly sworn, did depose and say that he is __________________________ described in and which executed the foregoing instrument; that he knows the seal of said association; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said association; and that he signed his name thereto by like authority.


                                  ------------------------------------
                                  Notary Public
         [SEAL]

                                    EXHIBIT A


                            FORM OF CONVERSION NOTICE



----------------------,
as Conversion Agent
----------------------

         Re:      APRIA HEALTHCARE GROUP INC.
                  10% Convertible Subordinated Debentures
                  due         , 2004 (the "Securities")

         Reference is hereby made to the Indenture, dated as of ___________, 1998 (the "Indenture"), between Apria Healthcare Group Inc., the Subsidiary Guarantors parties thereto, and ________________, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to the Securities specified below, which are registered in the name of the undersigned (the "Holder"). The Holder hereby irrevocably exercises its right to convert such Securities, or the portion thereof, if any, specified below, into shares of Common Stock and, except to the extent specified or required as described below, directs that certificates representing such Shares of Common Stock, together with any check in payment for a fractional share and any Security representing any unconverted principal amount, be issued and delivered through the facilities of a depositary, unless otherwise specified, for credit to the account(s) of the Person(s) indicated below.

         The Holder acknowledges and agrees that no shares of Common Stock will be delivered on conversion until any amount payable by the Holder on account of interest is paid, any certificates evidencing specified Securities not held in book-entry form are duly endorsed or assigned to the Company or in blank and surrendered and any taxes or other charges or documents required in connection with a transfer on conversion, and any other required items, are delivered to the Conversion Agent.

         Conversion of the specified Securities is subject to the requirements established by the Company. The specified Securities will be deemed to have been converted as of the close of business on the first day on which this conversion notice and all other required items have been delivered to the Conversion Agent as provided above and, upon such conversion, shall cease to accrue interest or be Outstanding (subject to the Holder's right to receive the Conversion Securities as provided in the Indenture). Prior to such conversion, the Holder will have no rights in the Conversion Securities.

         Please provide the information requested below, as applicable.

         1. PLEASE SPECIFY THE SECURITIES HELD AND THE PORTION THEREOF TO BE
CONVERTED:

         Principal amount held:  $ _____________
         CUSIP number(s):
         Depositary account where held, if applicable:
         Principal amount being converted (if less than all): $ ____________

         2. UNLESS AND TO THE EXTENT OTHERWISE SPECIFIED BELOW, all Securities (together with any unconverted Securities) will be delivered in book-entry form to the Depositary account specified in Item 1 above.

         3. IF OTHER ARRANGEMENTS ARE DESIRED, please specify the type, number and form of securities to be delivered on conversion and the names(s) of the account holder(s) or registered owner(s), by checking the appropriate boxes and providing the information requested:

                  [ ]      Common Shares

                  [ ]      Book-Entry

                           Number of shares of Common Stock:

                           Depositary Account:

                  [ ]      Certificates

                           Number of shares of Common Stock:

                           Registered Owner:

                  [ ]      Unconverted Securities

                  [ ]      Certificates

                           Principal Amount:  $ ___________

                           Registered Owner:

                  [ ]      Book-Entry

                           Principal Amount:  $ ___________

                           Depositary Account:

         Please sign and date this notice in the space provided below.

DATE: _________________________





                                     Name of Holder:  _______________________

                                     Signature(s) of Holder:___________________
                                     Title(s):

                                     (If the Holder is a
                                     corporation, partnership or
                                     fiduciary, the title of the
                                     Person signing on behalf of
                                     the Holder must be stated.)

         If shares of Common Stock or unconverted Securities are to be delivered other than to and in the name of the registered owner, any signature must be guaranteed by an "Eligible Institution" (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.


-------------------------------
Signature Guarantee

                                    EXHIBIT B

                         RELEASE OF SUBSIDIARY GUARANTOR

         Reference is made to that certain Indenture, dated as of ___________, 1998 (the "Indenture") by and among Apria Healthcare Group Inc. (the "Company"), the subsidiary guarantors parties thereto (each, a "Subsidiary Guarantor") and _______________, as trustee (the "Trustee"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

         The Trustee hereby acknowledges receipt of a request by the Company dated ___________________ for the release of _____________________ from all its obligations under Article XVI of the Indenture and its Guarantee. Such request was accompanied by an Officers' Certificate dated certifying as to the compliance with Section 16.3 of the Indenture.

         Pursuant to Section 16.3 of the Indenture, _______________________ is hereby released as of ______________ from all its obligations under Article XVI of the Indenture and its Guarantee.


Date:____________________           ____________________, as Trustee


                                            By: ________________________________
                                                   Name
                                                   Title

                                    EXHIBIT C

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

         Reference is made to that certain Indenture, dated as of ___________, 1998 (the "Indenture") by and among Apria Healthcare Group Inc. (the "Company"), the subsidiary guarantors parties thereto (each, a "Subsidiary Guarantor") and _____________, as trustee (the "Trustee"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

         The Subsidiary Guarantors, which term include any successor Person under the Indenture, referred to in the Security upon which this notation is endorsed, have, jointly and severally, unconditionally guaranteed on a subordinated unsecured basis, (such guarantee by each Subsidiary Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders of Securities or the Trustee all in accordance with the terms set forth in Article XVI of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

         The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are subordinated unsecured obligations of each such Subsidiary Guarantor to the extent and in the manner provided, in Article XVI of the Indenture and may be released under certain circumstances. Reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

         No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Guarantee by reason of his, her or its status as such stockholder, officer, director or incorporator.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                     SUBSIDIARY GUARANTORS:


                                     -------------------------------------

                                     By: __________________________________
                                          Name:
                                          Title:



                                     ------------------------------------

                                     By: __________________________________
                                          Name:
                                          Title:



                                     -------------------------------------

                                     By: __________________________________
                                          Name:
                                          Title:




                                      C-2